Exhibit 4.1

Dated as of October 2, 2008

BETWEEN

CHALLENGER ENERGY CORP.

- and –

OLYMPIA TRUST COMPANY

WARRANT INDENTURE

Providing for the Creation and Issue of

Common Share Purchase Warrants

McCarthy Tétrault LLP
Borden Ladner Gervais LLP

TABLE OF CONTENTS

ARTICLE 1 INTERPRETATION		1
1.1	Definitions	1
1.2	Gender and Number	4
1.3	Interpretation not Affected by Headings, etc.	4
1.4	Day not a Business Day	4
1.5	Time of the Essence	4
1.6	Currency	5
1.7	Applicable Law	5
ARTICLE 2 ISSUE OF WARRANTS		5
2.1	Creation and Issue of Warrants	5
2.2	Terms of Warrants	5
2.3	Warrantholder not a Shareholder	5
2.4	Warrants to Rank Pari Passu	6
2.5	Form of Warrants	6
2.6	Signing of Warrant Certificates	7
2.7	Certification by the Trustee	7
2.8	Issue in Substitution for Warrant Certificates Lost, etc.	8
2.9	Exchange of Warrant Certificates	8
2.10	Transfer and Ownership of Warrants	8
2.11	Charges for Exchange or Transfer	9
2.12	Cancellation of Surrendered Warrants	10
2.13	Registration of Warrants	10
2.14	Assumption by Transferee and Release of Transferor	10
ARTICLE 3 EXERCISE OF WARRANTS		10
3.1	Method of Exercise of Warrants	10
3.2	Effect of Exercise of Warrants	12
3.3	Partial Exercise of Warrants; Fractions	12
3.4	Expiration of Warrants	13
3.5	Accounting and Recording	13
3.6	Securities Restrictions	13
3.7	U.S. Common Share Legends	14
ARTICLE 4 ADJUSTMENT OF NUMBER OF COMMON SHARES AND EXERCISE PRICE		15
4.1	Adjustment of Number of Common Shares and Exercise Price	15
4.2	Entitlement to Shares on Exercise of Warrant	19
4.3	No Adjustment for Certain Transactions	19
4.4	Determination by Corporation’s Auditors	19
4.5	Proceedings Prior to any Action Requiring Adjustment	19
4.6	Certificate of Adjustment	19
4.7	Notice of Special Matters	20
4.8	No Action after Notice	20
4.9	Other Action	20
4.10	Protection of Trustee	20
ARTICLE 5 RIGHTS OF THE CORPORATION AND COVENANTS		21
5.1	Optional Purchases by the Corporation	21

5.2	General Covenants	21
5.3	Trustee’s Remuneration and Expenses	22
5.4	Securities Qualification Requirements	22
5.5	Performance of Covenants by Trustee	22
ARTICLE 6 ENFORCEMENT		22
6.1	Suits by Warrantholders	22
6.2	Immunity of Shareholders, etc.	22
6.3	Limitation of Liability	23
6.4	Waiver of Default	23
ARTICLE 7 MEETINGS OF WARRANTHOLDERS		23
7.1	Right to Convene Meetings	23
7.2	Notice	23
7.3	Chairman	24
7.4	Quorum	24
7.5	Power to Adjourn	24
7.6	Show of Hands	24
7.7	Poll and Voting	24
7.8	Regulations	25
7.9	Corporation and Trustee May be Represented	26
7.10	Powers Exercisable by Extraordinary Resolution	26
7.11	Meaning of Extraordinary Resolution	27
7.12	Powers Cumulative	27
7.13	Minutes	27
7.14	Instruments in Writing	28
7.15	Binding Effect of Resolutions	28
7.16	Holdings by Corporation Disregarded	28
ARTICLE 8 SUPPLEMENTAL INDENTURES		28
8.1	Provision for Supplemental Indentures for Certain Purposes	28
8.2	Successor Corporations	29
ARTICLE 9 CONCERNING THE TRUSTEE		29
9.1	Trust Indenture Legislation	29
9.2	Rights and Duties of Trustee	30
9.3	Evidence, Experts and Advisers	30
9.4	Documents, Monies, etc. Held by Trustee	31
9.5	Actions by Trustee to Protect Interest	31
9.6	Trustee Not Required to Give Security	31
9.7	Protection of Trustee	32
9.8	Replacement of Trustee; Successor by Merger	32
9.9	Conflict of Interest	33
9.10	Acceptance of Trust	33
9.11	Trustee Not to be Appointed Receiver	33
9.12	Trustee Not Required to Give Notice of Default	33
ARTICLE 10 GENERAL		34
10.1	Notice to the Corporation and the Trustee	34
10.2	Notice to Warrantholders	35
10.3	Ownership of Warrants	35

ii

10.4	Evidence of Ownership	35
10.5	Counterparts	36
10.6	Satisfaction and Discharge of Indenture	36
10.7	Provisions of Indenture and Warrants for the Sole Benefit of Parties and Warrantholders	36
10.8	Common Shares or Warrants Owned by the Corporation or its Subsidiaries - Certificate to be Provided	36

iii

THIS WARRANT INDENTURE is made as of October 2, 2008

BETWEEN:

CHALLENGER ENERGY CORP., a corporation incorporated under the laws of Canada having an office in the City of Calgary, in the Province of Alberta (hereinafter referred to as the “Corporation”)

AND

OLYMPIA TRUST COMPANY, a trust company incorporated under the laws of Alberta and having an office in the City of Calgary, (hereinafter referred to as the “Trustee”)

WHEREAS:

A.            The Corporation proposes to create and issue Warrants to be constituted and issued as herein set forth;

B.            One whole Warrant shall, subject to adjustment, entitle the holder thereof to purchase one Common Share upon payment of the Exercise Price upon the terms and conditions herein set forth;

C.            The Corporation is duly authorized to create and issue the Warrants as herein provided;

D.            All acts and deeds necessary have been done and performed to make the Warrants, when created and issued as provided in this Indenture, legal, valid and binding upon the Corporation with the benefits and subject to the terms of this Indenture; and

E.             The Trustee has agreed to enter into this Indenture and to hold all rights, interests and benefits contained herein for and on behalf of those persons who from time to time become the holders of Warrants issued pursuant to this Indenture;

NOW THEREFORE, in consideration of the premises and mutual covenants hereinafter contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Corporation hereby appoints the Trustee as trustee to hold the rights, interests and benefits contained herein for and on behalf of those persons who from time to time become the holders of Warrants issued pursuant to this Indenture and the parties hereto agree as set forth below:

ARTICLE 1
INTERPRETATION

1.1                          Definitions

In this Indenture, including the recitals and schedules hereto, and in all indentures supplemental hereto:

a.             “Adjustment Period” means the period from and including the Effective Date up to and including the Expiry Time;

b.             “Agents” means collectively, Blackmont Capital Inc., Thomas Weisel Partners Canada Inc. and Wolverton Securities Ltd.;

c.             “Applicable Legislation” means such provisions of any statute of Canada or a province thereof, and regulations under any such statute, relating to trust indentures or to the rights, duties and obligations of trustees and of corporations under trust indentures, to the extent that such provisions are at the time in force and applicable to this Indenture;

d.             “Business Day” means a day which is not Saturday or Sunday or a statutory holiday in the City of Calgary in the Province of Alberta;

e.             “Common Shares” means, subject to Article 4, fully paid and non-assessable common shares of the Corporation as presently constituted;

f.              “Corporation” means Challenger Energy Corp., a corporation amalgamated under the laws of Canada and its lawful successors from time to time;

g.             “Corporation’s Auditors” means Meyers Norris & Penny LLP, or such other firm of chartered accountants duly appointed as auditors of the Corporation for the time being;

h.             “Counsel” means a barrister or solicitor or a firm of barristers and solicitors retained by the Trustee or retained by the Corporation and acceptable to the Trustee;

i.              “Current Market Price” of the Common Shares at any date means the weighted average of the trading price per share for such shares for the 20 consecutive Trading Days immediately preceding such date on the TSXV or the principal stock exchange on which the Common Shares are listed and as selected by the directors, or, if such shares are not listed on any stock exchange, then on such over-the-counter market as may be selected for such purpose by the directors;

j.              “director” means a director of the Corporation for the time being and, unless otherwise specified herein, reference to action “by the directors” means action by the directors of the Corporation as a board or, whenever duly empowered, action by any committee of such board;

k.             “Effective Date” means the date of this Indenture;

l.              “Exercise Date” means, with respect to any Warrant exercised, the day on which the Warrant Certificate evidencing such Warrant is surrendered to the Trustee for exercise together with full payment of the Exercise Price in accordance with Section 3.1;

m.            “Exercise Price” at any time means, the price at which a Common Share may be purchased by the exercise of one Warrant which is currently $3.50, subject to adjustment in accordance with the provisions of Article 4, in which case it shall mean the adjusted price in effect at such time and, for greater certainty, the Exercise Price of any Warrants acquired by the Agents after the date of an adjustment referred to in Article 4 shall be adjusted as if such Warrants had been issued prior to such date;

n.             “Expiry Date” means October 2, 2009;

o.             “Expiry Time” means 5:00 p.m. (Calgary time) on the Expiry Date;

p.             “extraordinary resolution” has the meaning set forth in Section 7.11;

q.             “Issue Date” means October 2, 2008, or such other date as agreed by the parties;

r.              “person” means an individual, body corporate, partnership, trust, trustee, executor, administrator, legal representative or any unincorporated organization;

s.             “Shareholder” means a holder of record of one or more Common Shares;

t.              “Subsidiary of the Corporation” or “Subsidiary” means any corporation of which more than fifty (50%) percent of the outstanding Voting Shares are owned, directly or indirectly, by or for the Corporation, provided that the ownership of such shares confers the right to elect at least a majority of the board of directors of such corporation and includes any corporation in like relation to a Subsidiary;

u.             “successor corporation” has the meaning set forth in Section 8.2;

v.             “this Warrant Indenture”, “this Indenture”, “herein”, “hereby”, “hereof” and similar expressions mean and refer to this Indenture and any indenture, deed or instrument supplemental hereto; and the expressions “Article”, “Section”, “subsection” and “paragraph” followed by a number, letter or both mean and refer to the specified article, section, subsection or paragraph of this Indenture;

w.            “Trading Day” means, with respect to a stock exchange, a day on which such exchange is open for the transaction of business and with respect to the over-the-counter market means a day on which the TSXV is open for the transaction of business;

x.             “Transfer Agent” means the transfer agent for the time being of the Common Shares;

y.             “Trustee” means Olympia Trust Company or its successors from time to time in the trust hereby created;

z.             “TSXV” means the TSX Venture Exchange;

aa.           “United States” means United States of America;

bb.          “U.S. Person” means “U.S. person” as defined in Regulation S under the U.S. Securities Act;

cc.           “U.S. Securities Act” means the United States Securities Act of 1933, as amended;

dd.          “Voting Shares” means shares of the capital stock of any class of any corporation carrying voting rights under all circumstances, provided that, for the purposes of such definition, shares which only carry the right to vote conditionally on the happening of an event shall not be considered Voting Shares, unless such event shall have occurred and be continuing, nor shall any shares be deemed to cease to be Voting Shares solely by reason of a right to vote accruing to shares of another class or classes by reason of the happening of any such event;

ee.           “Warrant Agency” means the principal office of the Trustee in the City of Calgary or such other place(s) as may be designated in accordance with subsection 3.1(d);

ff.            “Warrant Certificate” means a certificate, substantially in the form set forth in Schedule “A” hereto, issued on or after the Issue Date to evidence Warrants;

gg.          “Warrant Exercise Form” means an exercise form, substantially in the form set forth in Schedule “A” hereto, delivered by a Warrantholder to the Warrant Agency at any time after the Issue Date and prior to the Expiry Time;

hh.          “Warrantholders”, or “holders” without reference to Common Shares, means the persons who are registered owners of Warrants;

ii.             “Warrantholders’ Request” means an instrument signed in one or more counterparts by Warrantholders entitled to acquire in the aggregate not less than 25% of the aggregate number of Common Shares which could be acquired pursuant to all Warrants then unexercised and outstanding, requesting the Trustee to take some action or proceeding specified therein;

jj.             “Warrants” means the warrants created by and authorized by and issuable under this Indenture; and

kk.           “written order of the Corporation”, “written request of the Corporation”, “written consent of the Corporation” and “certificate of the Corporation” mean, respectively, a written order, request, consent and certificate signed in the name of the Corporation by its Chairman, Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, President or any Vice-President, or a person acting in any such capacity for the Corporation and may consist of one or more instruments so executed.

1.2                          Gender and Number

Unless herein otherwise expressly provided or unless the context otherwise requires, words importing the singular include the plural and vice versa and words importing gender include all genders.

1.3                          Interpretation not Affected by Headings, etc.

The division of this Indenture into Articles and Sections, the provision of a table of contents and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Indenture.

1.4                          Day not a Business Day

In the event that any day on or before which any action is required to be taken hereunder is not a Business Day, then such action shall be required to be taken at or before the requisite time on the next succeeding day that is a Business Day.

1.5                          Time of the Essence

Time shall be of the essence of this Indenture.

1.6                          Currency

Except as otherwise expressly provided, all dollar amounts herein are expressed in Canadian dollars.

1.7                          Applicable Law

This Indenture and the Warrant Certificates and all documents relating thereto, which by common accord have been and will be drafted in English, shall be construed in accordance with the laws of the Province of Alberta and the federal laws applicable therein and shall be treated in all respects as Alberta contracts.

ARTICLE 2
ISSUE OF WARRANTS

2.1                          Creation and Issue of Warrants

Up to 5,000,000 Warrants, entitling the holders thereof to purchase up to an aggregate of 5,000,000 Common Shares (plus such additional indeterminate number of Common Shares as may be issued pursuant to any adjustment referred to in Article 4) are hereby authorized to be issued in accordance with the terms and conditions hereof.  The Warrant Certificates shall be certified and delivered by the Trustee to such persons as the Corporation may direct by written order of the Corporation.

2.2                          Terms of Warrants

a.             Each whole Warrant shall entitle the holder thereof, upon due exercise hereunder, together with the payment of the Exercise Price, to acquire one (1) Common Share, subject to adjustment in accordance with Article 4, at any time after the Issue Date until the Expiry Time.

b.             No fractional Warrants shall be issued or otherwise provided for hereunder and any fractional entitlements shall be rounded down to the nearest whole number.

c.             Each Warrant shall entitle the holder thereof to such other rights and privileges as are set forth in this Indenture.

d.             The number of Common Shares which may be purchased pursuant to the Warrants and the exercise price therefor shall be adjusted in the events and in the manner specified in Article 4.

2.3                          Warrantholder not a Shareholder

Except as may be specifically provided herein, nothing in this Indenture or in the holding of a Warrant or Warrant Certificate or otherwise, shall, in itself, confer or be construed as conferring upon a Warrantholder any right or interest whatsoever as a Shareholder or as any other shareholder of the Corporation, including, but not limited to, the right to vote at, to receive notice of, or to attend, meetings of shareholders or any other proceedings of the Corporation, or the right to receive dividends and other distributions.

2.4                          Warrants to Rank Pari Passu

All Warrants shall rank equally and without preference over each other, whatever may be the actual date of issue thereof.

2.5                          Form of Warrants

a.             The Warrant Certificates (including all replacements issued in accordance with this Indenture) shall be substantially in the form set out in Schedule “A” hereto, shall be dated as of the Issue Date, shall bear such distinguishing letters and numbers as the Corporation may, with the approval of the Trustee, prescribe, and shall be issuable in any denomination excluding fractions.

b.             The Trustee acknowledges that the Warrants and the Common Shares issuable upon the exercise of the Warrants have not been and will not be registered under the U.S. Securities Act or the securities laws of applicable states of the United States.  Each Warrant Certificate originally issued to a U.S. Person or a person in the United States (and, except as provided in subsection 2.10(c), each Warrant Certificate issued in exchange therefor or in substitution on transfer thereof) shall be overprinted with the following legend:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES.  THE HOLDER HEREOF, BY PURCHASING THE SECURITIES, AGREES FOR THE BENEFIT OF THE CORPORATION THAT SUCH SECURITIES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY: (A) TO THE CORPORATION, (B) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE LOCAL OR STATE LAWS AND REGULATIONS, (C) INSIDE THE UNITED STATES PURSUANT TO THE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER, IF AVAILABLE, AND ANY APPLICABLE STATE SECURITIES LAWS OR (D) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT OR ANY APPLICABLE UNITED STATES FEDERAL OR STATE SECURITIES LAWS, AFTER PROVIDING AN OPINION OF COUNSEL OF RECOGNIZED STANDING REASONABLY SATISFACTORY TO THE CORPORATION TO THAT EFFECT.  DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS OF STOCK EXCHANGES IN CANADA.  IF THE SECURITIES REPRESENTED HEREBY ARE SOLD AT THE TIME THE CORPORATION IS A “FOREIGN PRIVATE ISSUER” WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, A NEW CERTIFICATE, BEARING NO LEGEND MAY BE OBTAINED FROM THE CORPORATION’S TRANSFER AGENT AND REGISTRAR UPON DELIVERY OF THIS CERTIFICATE AND A DULY EXECUTED

DECLARATION, IN A FORM SATISFACTORY TO THE CORPORATION’S TRANSFER AGENT AND CHALLENGER, TO THE EFFECT THAT THE SALE IS BEING MADE IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT.

THE WARRANTS REPRESENTED HEREBY MAY NOT BE EXERCISED UNLESS THE HOLDER OF THE WARRANTS SIGNS AND DELIVERS TO THE CORPORATION A LETTER CERTIFYING THAT EITHER (I) THE HOLDER OF THE WARRANTS IS NOT WITHIN THE UNITED STATES AND IS NOT A U.S. PERSON; (II) THAT THE HOLDER OF THE WARRANTS IS AN ACCREDITED INVESTOR; OR (III) THAT THE HOLDER OF THE WARRANTS IS ACQUIRING THE COMMON SHARES ISSUABLE UPON THE EXERCISE OF THE WARRANTS IN A TRANSACTION THAT, IN THE OPINION OF COUNSEL OF RECOGNIZED STANDING REASONABLY SATISFACTORY TO THE CORPORATION, DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT OR ANY APPLICABLE UNITED STATES FEDERAL OR STATE SECURITIES LAWS.

2.6                          Signing of Warrant Certificates

The Warrant Certificates shall be signed by any one of the directors or officers of the Corporation and may, but need not be, under seal of the Corporation or a reproduction thereof.  The signatures of any such director or officer may be mechanically reproduced in facsimile and Warrant Certificates bearing such facsimile signatures shall be binding upon the Corporation as if they had been manually signed by such director or officer.  Notwithstanding that any person whose manual or facsimile signature appears on any Warrant Certificate as a director or an officer may no longer hold office at the date of such Warrant Certificate or at the date of certification or delivery thereof, any Warrant Certificate signed as aforesaid shall, subject to Section 2.7, be valid and binding upon the Corporation and the holder thereof shall be entitled to the benefits of this Indenture.

2.7                          Certification by the Trustee

a.             No Warrant Certificate shall be issued or, if issued, shall be valid for any purpose or entitle the holder to the benefit hereof until it has been certified by manual signature by or on behalf of the Trustee by its authorized signing officers substantially in the form of the Warrant Certificate, and such certification by the Trustee upon any Warrant Certificate shall be conclusive evidence as against the Corporation that the Warrant Certificate so certified has been duly issued hereunder and that the holder is entitled to the benefits hereof.

b.             The certification of the Trustee on Warrant Certificates issued hereunder shall not be construed as a representation or warranty by the Trustee as to the validity of this Indenture or the Warrant Certificates (except the due certification thereof) or as to the performance by the Corporation of its obligations under this Indenture, and the Trustee shall in no respect be liable or answerable for the use made of the Warrant Certificates or any of them or of the consideration therefor except as otherwise specified herein.

2.8                          Issue in Substitution for Warrant Certificates Lost, etc.

a.             If any Warrant Certificate becomes mutilated or is lost, destroyed or stolen, the Corporation, subject to applicable law, shall issue and thereupon the Trustee shall certify and deliver, a new Warrant Certificate of like tenor as the one mutilated, lost, destroyed or stolen in exchange for and in place of and upon cancellation of such mutilated Warrant Certificate, or in lieu of and in substitution for such lost, destroyed or stolen Warrant Certificate, and the substituted Warrant Certificate shall be in a form approved by the Trustee and the Warrants evidenced thereby shall be entitled to the benefits hereof and shall rank equally in accordance with its terms with all other Warrants issued or to be issued hereunder.

b.             The applicant for the issue of a new Warrant Certificate pursuant to this Section 2.8 shall bear the reasonable cost of the issue thereof and in case of loss, destruction or theft shall, as a condition precedent to the issuance thereof, furnish to the Corporation and to the Trustee such evidence of ownership and of the loss, destruction or theft of the Warrant Certificate so lost, destroyed or stolen as shall be satisfactory to the Corporation and to the Trustee, in their reasonable sole discretion, and such applicant may also be required to furnish an indemnity or security in amount and form satisfactory to the Corporation and the Trustee, in their reasonable sole discretion, and shall pay the reasonable charges of the Corporation and the Trustee in connection therewith.

2.9                          Exchange of Warrant Certificates

a.             Any one or more Warrant Certificates representing any number of Warrants may, upon compliance with the reasonable requirements of the Trustee (including compliance with applicable securities legislation), be exchanged for one or more other Warrant Certificates representing the same aggregate number of Warrants as represented by the Warrant Certificate or Warrant Certificates so exchanged.

b.             Warrant Certificates may be exchanged only at the Warrant Agency or at any other place that is designated by the Corporation with the approval of the Trustee.  Any Warrant Certificate tendered for exchange shall be cancelled and surrendered to the Trustee.

2.10                        Transfer and Ownership of Warrants

a.             The Warrants may only be transferred on the register kept by the Trustee at the Warrant Agency by the holder or its legal representatives or its attorney duly appointed by an instrument in writing in form and execution satisfactory to the Trustee upon surrendering to the Trustee at the Warrant Agency the Warrant Certificates representing the Warrants to be transferred and upon compliance with:

(i)            the conditions herein;

(ii)           such reasonable requirements as the Trustee may prescribe; and

(iii)          all applicable securities legislation and requirements of regulatory authorities;

and such transfer shall be duly noted in such register by the Trustee.  Upon compliance with such requirements, the Trustee shall issue to the transferee a Warrant Certificate representing the Warrants transferred.  If a Warrantholder transfers a number of Warrants less than the total number of Warrants evidenced by a surrendered Warrant Certificate, the transferor shall be entitled to receive a new Warrant Certificate evidencing the balance of the Warrants which have not been transferred.

b.             The Trustee acknowledges that the Warrants may not be offered, sold or transferred in the United States unless the Warrants and the Common Shares issuable upon exercise thereof have been registered under the U.S. Securities Act and the securities laws of all applicable states of the United States or an exemption from registration is available.

c.             In addition, the Trustee agrees not to register any transfer of Warrants bearing the legend set forth in subsection 2.5(b) unless, in addition to the other requirements set forth herein:

(i)            the Warrantholder has executed and delivered to the Trustee a declaration in the form set out in Exhibit “A” to Schedule “A” hereto (or as the Corporation may otherwise prescribe) to the effect that the transfer is being made pursuant to Rule 904 of Regulation S under the U.S. Securities Act, and in such case the Warrant Certificate issued to the transferee shall not include the legend set forth in subsection 2.5(c) unless the Corporation has, prior to the issuance thereof, informed the Trustee that it has ceased to be a “foreign issuer” as defined in Rule 902 under the U.S. Securities Act; or

(ii)           the Warrantholder has delivered to the Trustee and the Corporation an opinion of counsel to the effect that the transfer is in compliance with the requirements of the U.S. Securities Act and all applicable state securities laws, and the Corporation has confirmed in writing to the Trustee that such opinion is satisfactory to the Corporation, and in such case the Warrant Certificate issued to the transferee shall include the legend set forth in subsection 2.5(b) unless such opinion states that the legend is no longer required; or

(iii)          the Corporation has confirmed in writing to the Trustee that it has received other evidence satisfactory to it that the transfer is in compliance with the requirements of the U.S. Securities Act and all applicable state securities laws, and has instructed the Trustee regarding the inclusion or omission of the legend set forth in subsection 2.5(b) on the Warrant Certificate issued to the transferee.

d.             Subject to the provisions of this Indenture and applicable law, the Warrantholder shall be entitled to the rights and privileges attaching to the Warrants and the issue of Common Shares by the Corporation upon the exercise of Warrants in accordance with the terms and conditions herein contained, shall discharge all responsibilities of the Corporation and the Trustee with respect to such Warrants and neither the Corporation nor the Trustee shall be bound to inquire into the title of any such holder.

2.11                        Charges for Exchange or Transfer

Except as otherwise provided for herein, the Trustee may charge to the holder requesting a transfer or exchange a reasonable sum for each new Warrant Certificate issued in exchange for one or more Warrant Certificates.

2.12                        Cancellation of Surrendered Warrants

All Warrant Certificates surrendered pursuant to sections 2.8, 2.9, 2.10, 3.1, 3.3, 3.4 or 5.1 shall be returned to the Trustee for cancellation and, after the expiry of any period of retention prescribed by law, destroyed by the Trustee.  Upon request by the Corporation, the Trustee shall furnish to the Corporation a destruction certificate identifying the Warrant Certificates so destroyed, the number of Warrants evidenced thereby, the number of Common Shares, if any, issued pursuant to such Warrants and the details of any Warrant Certificates issued in substitution or exchange for such Warrant Certificates destroyed.

2.13                        Registration of Warrants

The Trustee shall keep at the Warrant Agency: (i) a register of Warrantholders in which shall be entered in alphabetical order the names and addresses of the holders of Warrants and particulars of the Warrants held by them and (ii) a register of transfers in which all transfers of Warrants and the date and other particulars of each transfer shall be entered.  Branch registers shall also be kept at such other place or places, if any, as the Corporation, with the approval of the Trustee, may designate.  Such registers will at all reasonable times be open for inspection by the Corporation and/or any Warrantholder.  The Trustee will from time to time when requested in writing to do so by the Corporation or any Warrantholder, upon payment of the Trustee’s reasonable charges, furnish a list of the names and addresses of Warrantholders showing the number of Warrants held by each such Warrantholder.

2.14                        Assumption by Transferee and Release of Transferor

Upon becoming a Warrantholder in accordance with the provisions of this Indenture, the transferee thereof shall be deemed to have acknowledged and agreed to be bound by this Indenture.  Upon the registration of such transferee as the Warrantholder of a Warrant, the transferor shall cease to have any further rights under this Indenture with respect to such Warrant or the Common Share issuable in respect thereof.

ARTICLE 3
EXERCISE OF WARRANTS

3.1                          Method of Exercise of Warrants

a.             The holder of any Warrant may exercise the right conferred on such holder to acquire Common Shares by surrendering, after the Issue Date and prior to the Expiry Time, to the Warrant Agency, the Warrant Certificate representing such Warrant, with a duly completed and executed Warrant Exercise Form, together with a certified cheque or bank draft or money order in lawful money of Canada payable to the Corporation or to the order of the Trustee at par in the city where the Warrant Agency is located in an amount equal to the Exercise Price multiplied by the number of Common Shares subscribed for.

A Warrant Certificate with the duly completed and executed Warrant Exercise Form referred to in this subsection 3.1(a) shall be deemed to be surrendered only upon personal delivery thereof or, if sent by mail or other means of transmission, upon actual receipt thereof at, in each case, the Warrant Agency, provided that such Warrant Certificate is accompanied by the requisite certified cheque, bank draft or money order in the amount of the aggregate Exercise Price for the Warrants represented thereby that are being exercised.

b.             Any Warrant Exercise Form referred to in subsection 3.1(a) shall be signed by the Warrantholder and shall specify:

(i)            the number of Common Shares which the holder wishes to acquire (being not more than those which the holder is entitled to acquire pursuant to the Warrant Certificate(s) surrendered);

(ii)           the person or persons in whose name or names such Common Shares are to be issued;

(iii)          the address or addresses of such person or persons;

(iv)          if an individual, the social insurance number of such person or persons; and

(v)           the number of Common Shares to be issued to each such person if more than one is so specified.

If any of the Common Shares subscribed for are to be issued to a person or persons other than the Warrantholder, the Warrantholder shall pay to the Corporation or the Warrant Agency on behalf of the Corporation, all applicable transfer or similar taxes and the Corporation shall not be required to issue or deliver certificates evidencing Common Shares unless or until such Warrantholder shall have paid to the Corporation, or the Warrant Agency on behalf of the Corporation, the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid or that no tax is due.

c.             Warrants may not be exercised in the United States or by or on behalf of a U.S. Person unless the offer of Common Shares pursuant to the Warrants is registered under the U.S. Securities Act and applicable state securities laws or an exemption is available.  No exercise of any Warrant shall be effective, and no certificate representing Common Shares shall be issued pursuant to the exercise of Warrants, unless, in addition to the foregoing, the Warrantholder represents, warrants and certifies to the Corporation and to the Trustee that:

(i)        it is not in the United States or a U.S. Person and is not exercising the Warrants on behalf of a U.S. Person or a person in the United States, and did not execute or deliver the Warrant Exercise Form in the United States; or

(ii)       it (i) originally purchased the Warrants on its own behalf or on behalf of a beneficial purchaser (a “Beneficial Purchaser”), directly from the Corporation pursuant to the Corporation’s offering of units comprised of Common Shares and Warrants at a time when the holder was and any Beneficial Purchaser was an accredited investor, as defined in Rule 501(a) under the U.S. Securities Act (“Accredited Investor”); (ii) is exercising the Warrants solely for its own account or for the account of the Beneficial Purchaser, if any, and not on behalf of any other person; and (iii) is, and the Beneficial Purchaser, if any, is, an Accredited Investor on the date of completing the Warrant Exercise Form.

(iii)      an exemption from registration under the U.S. Securities Act and any applicable state securities law is available, and attached to the Warrant Exercise Form is an opinion of counsel to such effect, it being understood that any opinion of counsel tendered in connection with the exercise of the Warrants must be in form and substance satisfactory to the Corporation.

The certificate representing any Common Shares issuable upon exercise of the Warrants where the Warrantholder does not provide the representations set forth in subsection 3.1(c)(i) shall bear the legend set forth in Section 3.7 of this Indenture.  No certificate for Common Shares issuable upon exercise of a Warrant shall be registered or delivered to an address in the United States unless the Warrantholder shall have complied with subsections 3.1(c)(ii) or (iii) and, in the case of subsection 3.1(c)(iii), the Corporation has confirmed in writing to the Trustee that the opinion of counsel is satisfactory to the Corporation.

d.             In connection with the exchange of Warrant Certificates and exercise of Warrants and compliance with such other terms and conditions hereof as may be required, the Corporation has appointed the principal office of the Trustee in Calgary as the Warrant Agency at which Warrant Certificates may be surrendered for exchange, transfer or repurchase or at which Warrants may be exercised and the Trustee has accepted such appointment.  The Corporation may from time to time designate alternate or additional places as a Warrant Agency upon notice to and consent of the Trustee of any change of any Warrant Agency.

3.2                          Effect of Exercise of Warrants

a.             Upon the exercise of Warrants pursuant to Section 3.1 and subject to Section 3.3, the Common Shares to be issued pursuant to the Warrants exercised shall be deemed to have been issued and the person or persons to whom such Common Shares are to be issued shall be deemed to have become the holder or holders of record of such Common Shares on the Exercise Date unless the transfer registers of the Corporation shall be closed on such date, in which case the Common Shares subscribed for shall be deemed to have been issued and such person or persons deemed to have become the holder or holders of record of such Common Shares, on the date on which such transfer registers are reopened.

b.             Within five (5) Business Days after the Exercise Date with respect to a Warrant, the Corporation shall cause the Trustee to mail to the person or persons in whose name or names such Warrant is registered or, if so specified in writing by the holder, cause to be delivered to such person or persons at the Warrant Agency where the Warrant Certificate was surrendered, a certificate or certificates for the appropriate number of Common Shares subscribed for and, to the extent less than all of the Warrants represented by any Warrant Certificate are exercised, a Warrant Certificate representing the unexercised balance of Warrants.

3.3                          Partial Exercise of Warrants; Fractions

a.             The holder of any Warrants may exercise his right to acquire a number of Common Shares less than the aggregate number which the holder is entitled to acquire pursuant to the surrendered Warrant Certificate(s), provided that, in no event shall fractional Common Shares be issued with regard to Warrants exercised.  In the event of any exercise of a number of Warrants less than the number which the holder is entitled to exercise, the holder of the Warrants upon such exercise shall, in addition, be entitled to receive, without charge therefor, a new Warrant Certificate(s) in respect of the balance of the Warrants represented by the surrendered Warrant Certificate(s) and which were not then exercised.

b.             Notwithstanding anything herein contained including any adjustment provided for in Article 4, the Corporation shall not be required, upon the exercise of any Warrants, to issue fractions of Common Shares or to distribute certificates which evidence fractional Common Shares.  Any fractional entitlements will be rounded down to the nearest whole number.

3.4                          Expiration of Warrants

Immediately after the Expiry Time, all rights under any Warrant in respect of which the right of acquisition provided for herein shall not have been exercised shall cease and terminate and each Warrant shall be void and of no further force or effect except to the extent that the Warrantholder has not received in full all monies to which it is entitled pursuant to Article 4 or Article 5 hereof or has not received certificates representing the Common Shares issued upon exercise of Warrants held by it, in which instances the Warrantholders’ rights hereunder shall continue until it has received that to which it is entitled hereunder.

3.5                          Accounting and Recording

a.             The Trustee shall promptly account to the Corporation with respect to Warrants exercised.  Any securities or other instruments, from time to time received by the Trustee shall be received in trust for, and shall be segregated and kept apart by the Trustee, the Warrantholders and the Corporation as their interests may appear.

b.             The Trustee shall record the particulars of Warrants exercised, which particulars shall include the names and addresses of the persons who become holders of Common Shares on exercise and the Exercise Date, in respect thereof.  The Trustee shall provide such particulars in writing to the Corporation within five Business Days of any request by the Corporation therefor.

3.6                          Securities Restrictions

Notwithstanding anything herein contained, Common Shares will only be issued pursuant to any Warrant in compliance with the securities laws of any applicable jurisdiction.  The certificates representing the Common Shares issued will bear such legend as may, in the opinion of Counsel to the Corporation be necessary in order to avoid a violation of any securities laws of any province or territory in Canada or of the United States or any state thereof to comply with the requirements of any stock exchange or over-the-counter market on which the Common Shares are listed or quoted, as the case may be, provided that if, at any time, in the opinion of Counsel to the Corporation, such legends are no longer necessary in order to avoid a violation of any such laws, or the holder of any such legended certificate, at the holder’s expense, provides the Corporation with evidence satisfactory in form and substance to the Corporation (which may include an opinion of counsel satisfactory to the Corporation) to the effect that such holder is entitled to sell or otherwise transfer such Common Shares in a transaction in which such legends are not required, such legended certificate may thereafter be surrendered to the Trustee in exchange for a certificate which does not bear such legend.

3.7                          U.S. Common Share Legends

The Warrants and the Common Shares issuable upon exercise of the Warrants have not been and will not be registered under the U.S. Securities Act or the securities laws of any state.

Until such time as it is no longer required under applicable requirements of the U.S. Securities Act or applicable state securities laws, all certificates representing Common Shares issued upon the exercise of Warrants in the manner described in subsections 3.1(c)(ii) or (iii), and all certificates issued in exchange therefor or in substitution thereof, shall bear the following legend:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES.  THE HOLDER HEREOF, BY PURCHASING THE SECURITIES, AGREES FOR THE BENEFIT OF THE CORPORATION THAT SUCH SECURITIES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY: (A) TO THE CORPORATION, (B) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE LOCAL OR STATE LAWS AND REGULATIONS, (C) INSIDE THE UNITED STATES PURSUANT TO THE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER, IF AVAILABLE, AND ANY APPLICABLE STATE SECURITIES LAWS OR (D) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT OR ANY APPLICABLE UNITED STATES FEDERAL OR STATE SECURITIES LAWS, AFTER PROVIDING AN OPINION OF COUNSEL OF RECOGNIZED STANDING REASONABLY SATISFACTORY TO THE CORPORATION TO THAT EFFECT.  DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS OF STOCK EXCHANGES IN CANADA.  IF THE SECURITIES REPRESENTED HEREBY ARE SOLD AT THE TIME THE CORPORATION IS A “FOREIGN PRIVATE ISSUER” WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, A NEW CERTIFICATE, BEARING NO LEGEND MAY BE OBTAINED FROM THE CORPORATION’S TRANSFER AGENT AND REGISTRAR UPON DELIVERY OF THIS CERTIFICATE AND A DULY EXECUTED DECLARATION, IN A FORM SATISFACTORY TO THE CORPORATION’S TRANSFER AGENT AND CHALLENGER, TO THE EFFECT THAT THE SALE IS BEING MADE IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT.

ARTICLE 4

ADJUSTMENT OF NUMBER OF COMMON SHARES AND EXERCISE PRICE

4.1                          Adjustment of Number of Common Shares and Exercise Price

The acquisition rights as they relate to Common Shares, in effect at any date attaching to the Warrants, and the Exercise Price in respect thereof, shall be subject to adjustment from time to time as follows:

a.             if and whenever at any time during the Adjustment Period, the Corporation shall:

(i)            subdivide, redivide or change its outstanding Common Shares into a greater number of shares;

(ii)           reduce, combine or consolidate its outstanding Common Shares into a smaller number of shares; or

(iii)          issue Common Shares or securities exchangeable for or convertible into Common Shares to the holders of all or substantially all of the outstanding Common Shares by way of a stock dividend (other than the issue of Common Shares to such holders as a dividend paid in the ordinary course as defined in subsection (c));

the Exercise Price in effect on the effective date of such subdivision, redivision, change, reduction, combination, consolidation or on the record date of such stock dividend, as the case may be, shall be adjusted effective immediately after the effective date or record date, as the case may be, on which the holders of Common Shares are determined for the purpose of the Common Share Reorganization by multiplying the Exercise Price in effect immediately prior to such effective date or record date by a fraction, the numerator of which shall be the number of Common Shares outstanding on such effective date or record date before giving effect to such Common Share Reorganization and the denominator of which shall be the number of Common Shares outstanding immediately after giving effect to such Common Share Reorganization, including in the case of a distribution of securities exchangeable for or convertible into Common Shares, the number of Common Shares that would have been outstanding if such securities had been exchanged for or converted into Common Shares.  Such adjustment shall be made successively whenever any event referred to in this subsection 4.1(a) shall occur.  Upon any adjustment of the Exercise Price pursuant to subsection 4.1(a), the number of Common Shares subject to the right of purchase under each Warrant shall be contemporaneously adjusted by multiplying the number of Common Shares theretofore obtainable on the exercise thereof by a fraction of which the numerator shall be the respective Exercise Price in effect immediately prior to such adjustment and the denominator shall be the respective Exercise Price resulting from such adjustment;

b.             if and whenever at any time during the Adjustment Period, the Corporation shall fix a record date for the issuance of rights, options or warrants to all or substantially all the holders of its outstanding Common Shares entitling them, for a period expiring not more than forty-five (45) days after such record date, to subscribe for or purchase Common Shares (or securities convertible or exchangeable into Common Shares) at a price per share (or having a conversion or exchange price per share) less than ninety-five (95%) percent of the Current Market Price on such record date, the Exercise Price shall be adjusted immediately after such record date so that it shall equal the amount determined by multiplying the Exercise Price in effect on such record date by a fraction, of which the numerator shall be the total number of Common Shares outstanding on such record date plus a number of Common Shares equal to the number arrived at by dividing the aggregate price of the total number of additional Common Shares offered for subscription or purchase (or the aggregate conversion or exchange price of the convertible or exchangeable securities so offered) by such Current Market Price, and of which the denominator shall be the total number of Common Shares outstanding on such record date plus the total number of additional Common Shares offered for subscription or purchase or into which the convertible or exchangeable securities so offered are convertible or exchangeable; any Common Shares owned by or held for the account of the Corporation or any Subsidiary shall be deemed not to be outstanding for the purpose of any such computation; such adjustment shall be made successively whenever such a record date is fixed; to the extent that any such rights or warrants are not exercised prior to the expiration thereof, the Exercise Price shall be readjusted to the Exercise Price which would then be in effect if such record date had not been fixed or to the Exercise Price which would then be in effect based upon the number of Common Shares (or securities convertible or exchangeable into Common Shares) actually issued upon the exercise of such rights or warrants, as the case may be.  Upon any adjustment of the Exercise Price pursuant to this subsection 4.1(b), the number of Common Shares subject to the right of purchase under each Warrant shall be contemporaneously adjusted by multiplying the number of Common Shares theretofore obtainable on the exercise thereof by a fraction of which the numerator shall be the respective Exercise Price in effect immediately prior to such adjustment and the denominator shall be the respective Exercise Price resulting from such adjustment;

c.             if and whenever at any time during the Adjustment Period the Corporation shall fix a record date for the making of a distribution to all or substantially all the holders of its outstanding Common Shares of (i) shares of any class, whether of the Corporation or any other corporation (other than Common Shares and other than shares distributed to holders of Common Shares pursuant to their exercise of options to receive dividends in the form of such shares in lieu of dividends paid in the ordinary course on the Common Shares), (ii) rights, options or warrants to subscribe for or purchase Common Shares (or other securities convertible into or exchangeable for Common Shares) for a period expiring not more than forty-five (45) days after such record date at a price per share (or having a conversion or exercise price per share) not less than ninety-five (95%) percent of the Current Market Price on such record date), (iii) evidences of its indebtedness or (iv) any property or other assets (excluding dividends paid in the ordinary course) then, in each such case, the Exercise Price shall be adjusted immediately after such record date so that it shall equal the price determined by multiplying the Exercise Price in effect on such record date by a fraction, of which the numerator shall be the total number of Common Shares outstanding on such record date multiplied by such Current Market Price less the aggregate fair market value (as determined by the directors, acting reasonably, which determination shall be conclusive) of such shares or rights, options or warrants or evidences of indebtedness or assets actually distributed, as the case may be, and of which the denominator shall be the total number of Common Shares outstanding on such record date multiplied by such Current Market Price; and Common Shares owned by or held for the account of the Corporation or any Subsidiary shall be deemed not to be outstanding for the purpose of any such computation; such adjustment shall be made successively whenever such a record date is fixed; to the extent that such distribution is not so made, the Exercise Price shall be readjusted to the Exercise Price which would then be in effect if such record date had not been fixed or to the Exercise Price which would then be in effect based upon such shares or rights, options or warrants or evidences of indebtedness or assets actually distributed, as the case may be; in this Section 4.1 the term “dividends paid in the ordinary course” shall include the value of any securities or other property or assets distributed in lieu of cash dividends paid in the ordinary course at the option of shareholders.  Upon any adjustment of the Exercise Price pursuant to this subsection 4.1(c), the number of Common Shares subject to the right of purchase under each Warrant shall be contemporaneously adjusted by multiplying the number of Common Shares theretofore obtainable on the exercise thereof by a fraction of which the numerator shall be the respective Exercise Price in effect immediately prior to such adjustment and the denominator shall be the respective Exercise Price resulting from such adjustment;

d.             if and whenever at any time during the Adjustment Period, there is a reclassification of the Common Shares or a capital reorganization of the Corporation other than as described in subsection 4.1(a) or a consolidation, amalgamation, arrangement or merger of the Corporation with or into any other body corporate, trust, partnership or other entity, or a sale or conveyance of the property and assets of the Corporation as an entirety or substantially as an entirety to any other body corporate, trust, partnership or other entity, any Warrantholder who has not exercised its right of acquisition prior to the effective date of such reclassification, capital reorganization, consolidation, amalgamation, arrangement or merger, sale or conveyance, upon the exercise of such right thereafter, shall be entitled to receive and shall accept, in lieu of the number of Common Shares then sought to be acquired by it, the number of shares or other securities or property of the Corporation or of the body corporate, trust, partnership or other entity resulting from such merger, amalgamation or consolidation, or to which such sale or conveyance may be made, as the case may be, that such Warrantholder would have been entitled to receive on such reclassification, capital reorganization, consolidation, amalgamation, arrangement or merger, sale or conveyance, if, on the record date or the effective date thereof, as the case may be, the Warrantholder had been the registered holder of the number of Common Shares sought to be acquired by it and to which it was entitled to acquire upon the exercise of the Warrants.  If determined appropriate by the Trustee to give effect to or to evidence the provisions of this subsection 4.1(d), the Corporation, its successor, or such purchasing body corporate, partnership, trust or other entity, as the case may be, shall, prior to or contemporaneously with any such reclassification, capital reorganization, consolidation, amalgamation, arrangement, merger, sale or conveyance, enter into an indenture which shall provide, to the extent possible, for the application of the provisions set forth in this Indenture with respect to the rights and interests thereafter of the Warrantholders to the end that the provisions set forth in this Indenture shall thereafter correspondingly be made applicable, as nearly as may reasonably be, with respect to any shares, other securities or property to which a Warrantholder is entitled on the exercise of its acquisition rights thereafter.  Any indenture entered into between the Corporation and the Trustee pursuant to the provisions of this subsection 4.1(d) shall be a supplemental indenture entered into pursuant to the provisions of Article 8 hereof.  Any indenture entered into between the Corporation; any successor to the Corporation or such purchasing body corporate, partnership, trust or other entity and the Trustee shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided in this Section 4.1 and which shall apply to successive reclassifications, capital reorganizations, amalgamations, consolidations, mergers, sales or conveyances;

e.             in any case in which this Section 4.1 shall require that an adjustment shall become effective immediately after a record date for an event referred to herein, the Corporation may defer, until the occurrence of such event, issuing to the holder of any Warrant exercised after such event the additional Common Shares issuable upon such conversion by reason of the adjustment required by such event before giving effect to such adjustment; provided, however, that the Corporation shall deliver to such holder an appropriate instrument evidencing such holder’s right to receive such additional Common Shares upon the occurrence of the event requiring such adjustment and the right to receive any distributions made on such additional Common Shares declared in favour of holders of record of Common Shares on and after the relevant date of exercise or such later date as such holder would, but for the provisions of this subsection 4.1(e), have become the holder of record of such additional Common Shares pursuant to subsection 4.1(d);

f.              in any case in which subsections 4.1(b) or 4.1(c) require that an adjustment be made to the Exercise Price, no such adjustment shall be made if the holders of the outstanding Warrants receive the rights, options or warrants referred to in subsection 4.1(b) or the shares, rights, options, warrants, evidences of indebtedness, property or assets referred to in subsection 4.1(c), as the case may be, in such kind and number as they would have received if they had been holders of Common Shares on the applicable record date or effective date, as the case may be, by virtue of their outstanding Warrants having then been exercised into Common Shares at the Exercise Price in effect on the applicable record date or effective date, as the case may be.  Any such issuance of share, rights, options, or warrants will be subject to regulatory approval;

g.             the adjustments provided for in this Section 4.1 are cumulative, and shall, in the case of adjustments to the Exercise Price be computed to the nearest whole cent and shall apply to successive subdivisions, redivisions, reductions, combinations, consolidations, distributions, issues or other events resulting in any adjustment under the provisions of this Section 4.1, provided that, notwithstanding any other provision of this Section, no adjustment of the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least one (1%) percent in the Exercise Price then in effect; provided, however, that any adjustments which by reason of this subsection 4.1(g) are not required to be made shall be carried forward and taken into account in any subsequent adjustment; and

h.             after any adjustment pursuant to this Section 4.1, the term “Common Shares” where used in this Indenture shall be interpreted to mean securities of any class or classes which, as a result of such adjustment and all prior adjustments pursuant to this Section 4.1, the Warrantholder is entitled to receive upon the exercise of his Warrant, and the number of

Common Shares indicated by any exercise made pursuant to a Warrant shall be interpreted to mean the number of Common Shares or other property or securities a Warrantholder is entitled to receive, as a result of such adjustment and all prior adjustments pursuant to this Section 4.1, upon the full exercise of a Warrant.

4.2                          Entitlement to Shares on Exercise of Warrant

All shares of any class or other securities which a Warrantholder is at the time in question entitled to receive on the exercise of its Warrant, whether or not as a result of adjustments made pursuant to this Article 4, shall, for the purposes of the interpretation of this Indenture, be deemed to be shares which such Warrantholder is entitled to acquire pursuant to such Warrant.

4.3                          No Adjustment for Certain Transactions

Notwithstanding anything in this Article 4, no adjustment shall be made in the acquisition rights attached to the Warrants if the issue of Common Shares is being made pursuant to or in connection with:

a.             any stock option or stock purchase plan in force from time to time for directors, officers, employees, consultants or other service providers of the Corporation; or

b.             the satisfaction of existing instruments issued at or prior to the date hereof.

4.4                          Determination by Corporation’s Auditors

In the event of any question arising with respect to the adjustments provided for in this Article 4 such question shall be conclusively determined by the Corporation’s Auditors who shall have access to all necessary records of the Corporation, and such determination shall be binding upon the Corporation, the Trustee, all Warrantholders and all other persons interested therein.

4.5                          Proceedings Prior to any Action Requiring Adjustment

As a condition precedent to the taking of any action which would require an adjustment in any of the acquisition rights pursuant to any of the Warrants, including the number of Common Shares which are to be received upon the exercise thereof, the Corporation shall take any corporate action which may, in the opinion of Counsel, be necessary in order that the Corporation has unissued and reserved in its authorized capital and may validly and legally issue as fully paid and non-assessable all the shares which the holders of such Warrants are entitled to receive on the full exercise thereof in accordance with the provisions hereof.

4.6                          Certificate of Adjustment

The Corporation shall from time to time immediately after the occurrence of any event which requires an adjustment or readjustment as provided in Article 4, deliver a certificate of the Corporation to the Trustee specifying the nature of the event requiring the same and the amount of the adjustment or readjustment necessitated thereby and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based, which certificate shall be supported by a certificate of the Corporation’s Auditors verifying such calculation.

4.7                          Notice of Special Matters

The Corporation covenants with the Trustee that, so long as any Warrant remains outstanding, it will give notice to the Trustee and to the Warrantholders and to the Agents of its intention to fix a record date that is prior to the Expiry Date for the issuance of rights, options or warrants (other than the Warrants) to all or substantially all the holders of its outstanding Common Shares.  Such notice shall specify the particulars of such event and the record date for such event, provided that the Corporation shall only be required to specify in the notice such particulars of the event as shall have been fixed and determined on the date on which the notice is given.  The notice shall be given in each case not less than fourteen (14) days prior to such applicable record date.

4.8                          No Action after Notice

The Corporation covenants with the Trustee that it will not close its transfer books or take any other corporate action which might deprive the holder of a Warrant of the opportunity to exercise its right of acquisition pursuant thereto during the period of fourteen (14) days after the giving of the certificate or notices set forth in Sections 4.6 and 4.7.

4.9                          Other Action

In case the Corporation, after the date hereof, shall take any action affecting the Common Shares other than action described in subsection 4.1, which in the reasonable opinion of the directors of the Corporation would materially affect the rights of Warrantholders, the number of Common Shares which may be acquired upon exercise of the Warrants shall be adjusted in such manner and at such time, by action of the directors, acting reasonably, in their sole discretion as they may determine to be equitable in the circumstances, provided that no such adjustment will be made unless prior approval of any stock exchange on which the Common Shares are listed for trading has been obtained.

4.10                        Protection of Trustee

Except as provided in Section 9.2, the Trustee shall not:

a.             at any time be under any duty or responsibility to any Warrantholder to determine whether any facts exist which may require any adjustment contemplated by Section 4.1, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed in making the same;

b.             be accountable with respect to the validity or value (or the kind or amount) of any Common Shares or of any shares or other securities or property which may at any time be issued or delivered upon the exercise of the rights attaching to any Warrant;

c.             be responsible for any failure of the Corporation to issue, transfer or deliver Common Shares or certificates for the same upon the surrender of any Warrants for the purpose of the exercise of such rights or to comply with any of the covenants contained in this Article; and

d.             incur any liability or responsibility whatsoever or be in any way responsible for the consequences of any breach on the part of the Corporation of any of the representations, warranties or covenants herein contained or of any acts of the directors, officers, employees, agents or servants of the Corporation.

ARTICLE 5

RIGHTS OF THE CORPORATION AND COVENANTS

5.1                          Optional Purchases by the Corporation

Subject to compliance with applicable securities legislation and approval of applicable regulatory authorities, the Corporation may from time to time purchase in the open market, by tender or by private contract or otherwise any of the Warrants.  Any such purchase shall be made at the lowest price or prices at which, in the opinion of the directors, such Warrants are then obtainable, plus reasonable costs of purchase, and may be made in such manner, from such persons and on such other terms as the Corporation, in its sole discretion, may determine.  Any Warrant Certificates representing the Warrants purchased pursuant to this Section 5.1 shall forthwith be delivered to and cancelled by the Trustee.  No Warrants shall be issued in replacement thereof.

5.2                          General Covenants

The Corporation covenants with the Trustee that so long as any Warrants remain outstanding:

a.             it will reserve and keep available a sufficient number of Common Shares for the purpose of enabling it to satisfy its obligations to issue Common Shares upon the exercise of the Warrants;

b.             it will cause the Common Shares and the certificates representing the Common Shares from time to time acquired pursuant to the exercise of the Warrants to be duly issued and delivered in accordance with the Warrant Certificates and the terms hereof;

c.             all Common Shares which shall be issued upon due exercise of the right to acquire provided for herein and in the Warrant Certificates shall be fully paid and non-assessable;

d.             it will use all reasonable efforts to maintain its corporate existence and carry on its business in the ordinary course;

e.             if any of its Common Shares are listed on a stock exchange, it will use all reasonable efforts to ensure that the Common Shares issuable on the exercise of the Warrants are listed and posted for trading on such stock exchange;

f.              it will make all requisite filings under applicable Canadian securities legislation and stock exchange rules, including (on a reasonable efforts basis) those necessary to remain a reporting issuer not in default in each of the provinces of Canada (other than Québec) and those necessary to report the exercise of the right to acquire Common Shares pursuant to Warrants;

g.             it will provide to Warrantholders copies of all financial statements and other documentation required to be provided by applicable laws to registered holders of Common Shares as if such Warrantholders were registered shareholders of the Corporation; and

h.             generally, it will well and truly perform and carry out all of the acts or things to be done by it as provided in this Indenture.

5.3                          Trustee’s Remuneration and Expenses

The Corporation covenants that it will pay to the Trustee from time to time reasonable remuneration for its services hereunder and will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in the administration or execution of the trusts hereby created (including the reasonable compensation and the disbursements of its Counsel and all other advisers and assistants not regularly in its employ) both before any default hereunder and thereafter until all duties of the Trustee hereunder shall be finally and fully performed, except any such expense, disbursement or advance as may arise out of or result from the Trustee’s negligence, wilful misconduct or bad faith.  The Trustee shall not have any recourse against any monies, securities or other property held by it for the benefit of the Warrantholders pursuant to this Indenture for the payment of its fee.

5.4                          Securities Qualification Requirements

If, in the opinion of Counsel, any instrument is required to be filed with, or any permission is required to be obtained from, any governmental authority in Canada or any other step is required under any federal, provincial or territorial law of Canada before any Common Shares which a Warrantholder is entitled to acquire pursuant to the exercise of any Warrant may properly and legally be issued upon due exercise thereof and thereafter traded, without further formality or restriction, the Corporation covenants that it will take such required action.

5.5                          Performance of Covenants by Trustee

If the Corporation shall fail to perform any of its covenants contained in this Indenture, the Trustee may notify the Warrantholders of such failure on the part of the Corporation or may itself perform any of the covenants capable of being performed by it but, subject to Section 9.2, shall be under no obligation to perform said covenants or to notify the Warrantholders of such performance by it.  All sums expended or advanced by the Trustee in so doing shall be repayable as provided in Section 5.3.  No such performance, expenditure or advance by the Trustee shall relieve the Corporation of any default hereunder or of its continuing obligations under the covenants herein contained.

ARTICLE 6
ENFORCEMENT

6.1                          Suits by Warrantholders

All or any of the rights conferred upon any Warrantholder by any of the terms of the Warrant Certificates or of this Indenture, or of both, may be enforced by the Warrantholder by appropriate proceedings but without prejudice to the right which is hereby conferred upon the Trustee to proceed in its own name to enforce each and all of the provisions herein contained for the benefit of the Warrantholders.

6.2                          Immunity of Shareholders, etc.

The Trustee and, by the acceptance of the Warrant Certificates and as part of the consideration for the issue of the Warrants, the Warrantholders hereby waive and release any right, cause of action or remedy now or hereafter existing in any jurisdiction against any incorporator or any past, present or future shareholder, director, officer, employee or agent of the Corporation or any successor corporation on any covenant, agreement, representation or warranty by the Corporation herein or contained in the Warrant Certificates.

6.3                          Limitation of Liability

The obligations hereunder are not personally binding upon, nor shall resort hereunder be had to, the private property of any of the past, present or future directors or shareholders of the Corporation or any successor corporation or any of the past, present or future officers, employees or agents of the Corporation or any successor corporation, but only the property of the Corporation or any successor corporation shall be bound in respect hereof.

6.4                          Waiver of Default

Upon the happening of any default hereunder the Trustee shall have power to waive any default hereunder upon such terms and conditions as the Trustee may deem advisable, if, in the Trustee’s reasonable opinion, the same shall have been cured or adequate provision made therefor provided that no delay or omission of the Trustee to exercise any right or power accruing upon any default shall impair any such right or power or shall be construed to be a waiver of any such default or acquiescence therein and provided further that no act or omission of the Trustee in the premises shall extend to or be taken in any manner whatsoever to affect any subsequent default hereunder of the rights resulting therefrom.

ARTICLE 7
MEETINGS OF WARRANTHOLDERS

7.1                          Right to Convene Meetings

The Trustee may at any time and from time to time, and shall on receipt of a written request of the Corporation or of a Warrantholders’ Request and upon being indemnified to its reasonable satisfaction by the Corporation or by the Warrantholders signing such Warrantholders’ Request against the costs which may be incurred in connection with the calling and holding of such meeting, convene a meeting of the Warrantholders.  In the event of the Trustee failing to so convene a meeting within seven (7) days after receipt of such written request of the Corporation or such Warrantholders’ Request and indemnity given as aforesaid, the Corporation or such Warrantholders, as the case may be, may convene such meeting.  Every such meeting shall be held in the City of Calgary or at such other place as may be approved or determined by the Trustee.

7.2                          Notice

At least twenty-one (21) days’ prior written notice of any meeting of Warrantholders shall be given to the Warrantholders in the manner provided for in Section 10.2 and a copy of such notice shall be sent by mail to the Trustee (unless the meeting has been called by the Trustee) and to the Corporation (unless the meeting has been called by the Corporation).  Such notice shall state the time when and the place where the meeting is to be held, shall state briefly the general nature of the business to be transacted thereat and shall contain such information as is reasonably necessary to enable the Warrantholders to make a reasoned decision on the matter, but it shall not be necessary for any such notice to set out the terms of any resolution to be proposed or any of the provisions of this Article 7.

7.3                          Chairman

An individual (who need not be a Warrantholder) designated in writing by the Trustee shall be chairman of the meeting and if no individual is so designated, or if the individual so designated is not present within fifteen (15) minutes from the time fixed for the holding of the meeting, the Warrantholders present in person or by proxy shall choose some individual present to be chairman.

7.4                          Quorum

Subject to the provisions of Section 7.11, at any meeting of the Warrantholders a quorum shall consist of Warrantholders present in person or by proxy and entitled to purchase at least 25% of the aggregate number of Common Shares which could be acquired pursuant to all the then outstanding Warrants, provided that at least two persons entitled to vote thereat are personally present.  If a quorum of the Warrantholders shall not be present within thirty (30) minutes from the time fixed for holding any meeting, the meeting, if summoned by Warrantholders or on a Warrantholders’ Request, shall be dissolved; but in any other case the meeting shall be adjourned to the same day in the next week (unless such day is not a Business Day, in which case it shall be adjourned to the next following Business Day) at the same time and place and no notice of the adjournment need be given.  Any business may be brought before or dealt with at an adjourned meeting which might have been dealt with at the original meeting in accordance with the notice calling the same.  No business shall be transacted at any meeting unless a quorum be present at the commencement of business; provided that at the adjourned meeting the Warrantholders present in person or by proxy shall form a quorum and may transact the business for which the meeting was originally convened, notwithstanding that they may not be entitled to acquire at least 25% of the aggregate number of Common Shares which may be acquired pursuant to all then outstanding Warrants.

7.5                          Power to Adjourn

The chairman of any meeting at which a quorum of the Warrantholders is present may, with the consent of the meeting, adjourn any such meeting, and no notice of such adjournment need be given except such notice, if any, as the meeting may prescribe.

7.6                          Show of Hands

Every question submitted to a meeting shall be decided in the first place by a majority of the votes given on a show of hands except that votes on an extraordinary resolution shall be given in the manner hereinafter provided.  At any such meeting, unless a poll is duly demanded as herein provided, a declaration by the chairman that a resolution has been carried or carried unanimously or by a particular majority or lost or not carried by a particular majority shall be conclusive evidence of the fact.

7.7                          Poll and Voting

On every extraordinary resolution, and on any other question submitted to a meeting and after a vote by show of hands when demanded by the chairman or by one or more of the Warrantholders acting in person or by proxy and entitled to acquire in the aggregate at least 5% of the aggregate number of Common Shares which could be acquired pursuant to all the Warrants then outstanding, a poll shall be taken in such manner as the chairman shall direct.  Questions other than those required to be determined by extraordinary resolution shall be decided by a majority of the votes cast on the poll.

On a show of hands, every person who is present and entitled to vote, whether as a Warrantholder or as proxy for one or more absent Warrantholders, or both, shall have one vote.  On a poll, each Warrantholder present in person or represented by a proxy duly appointed by instrument in writing shall be entitled to one vote in respect of each whole Common Share which it is entitled to acquire pursuant to the Warrant or Warrants then held or represented by it.  A proxy need not be a Warrantholder.  The chairman of any meeting shall be entitled, both on a show of hands and on a poll, to vote in respect of the Warrants, if any, held or represented by him.

7.8                          Regulations

The Trustee, or the Corporation with the approval of the Trustee, may from time to time make and from time to time vary such regulations as it shall think fit for:

a.             the setting of the record date for a meeting for the purpose of determining Warrantholders entitled to receive notice of and to vote at the meeting;

b.             the issue of voting certificates by any bank, trust company or other depositary satisfactory to the Trustee stating that the Warrant Certificates specified therein have been deposited with it by a named person and will remain on deposit until after the meeting, which voting certificate shall entitle the persons named therein to be present and vote at any such meeting and at any adjournment thereof or to appoint a proxy or proxies to represent them and vote for them at any such meeting and at any adjournment thereof in the same manner and with the same effect as though the persons so named in such voting certificates were the actual bearers of the Warrant Certificates specified therein;

c.             the deposit of voting certificates and instruments appointing proxies at such place and time as the Trustee, the Corporation or the Warrantholders convening the meeting, as the case may be, may in the notice convening the meeting direct;

d.             the deposit of voting certificates and instruments appointing proxies at some approved place or places other than the place at which the meeting is to be held and enabling particulars of such instruments appointing proxies to be mailed or telecopied before the meeting to the Corporation or to the Trustee at the place where the same is to be held and for the voting of proxies so deposited as though the instruments themselves were produced at the meeting;

e.             the form of the instrument of proxy; and

f.              generally for the calling of meetings of Warrantholders and the conduct of business thereat.

Any regulations so made shall be binding and effective and the votes given in accordance therewith shall be valid and shall be counted.  Save as such regulations may provide, the only persons who shall be recognized at any meeting as a Warrantholder, or be entitled to vote or be present at the meeting in respect thereof (subject to Section 7.9), shall be Warrantholders or their counsel, or proxies of Warrantholders.

7.9                          Corporation and Trustee May be Represented

The Corporation and the Trustee, by their respective directors and officers, and the Counsel for the Corporation and for the Trustee may attend any meeting of the Warrantholders, but shall not be entitled to vote thereat, whether in respect of any Warrants held by them or otherwise.

7.10                        Powers Exercisable by Extraordinary Resolution

In addition to all other powers conferred upon them by any other provisions of this Indenture or by law, the Warrantholders at a meeting shall, subject to the provisions of Section 7.11, have the power, exercisable from time to time by extraordinary resolution:

a.             to agree to any modification, abrogation, alteration, compromise or arrangement of the rights of Warrantholders or the Trustee in its capacity as trustee hereunder (subject to the Trustee’s prior consent) or on behalf of the Warrantholders against the Corporation whether such rights arise under this Indenture or the Warrant Certificates or otherwise;

b.             to amend, alter or repeal any extraordinary resolution previously passed or sanctioned by the Warrantholders;

c.             to direct or to authorize the Trustee, subject to subsection 9.2(b) hereof, to enforce any of the covenants on the part of the Corporation contained in this Indenture or the Warrant Certificates or to enforce any of the rights of the Warrantholders in any manner specified in such extraordinary resolution or to refrain from enforcing any such covenant or right;

d.             to waive, and to direct the Trustee to waive, any default on the part of the Corporation in complying with any provisions of this Indenture or the Warrant Certificates either unconditionally or upon any conditions specified in such extraordinary resolution;

e.             to restrain any Warrantholder from taking or instituting any suit, action or proceeding against the Corporation for the enforcement of any of the covenants on the part of the Corporation in this Indenture or the Warrant Certificates or to enforce any of the rights of the Warrantholders;

f.              to direct any Warrantholder who, as such, has brought any suit, action or proceeding to stay or to discontinue or otherwise to deal with the same upon payment of the costs, charges and expenses reasonably and properly incurred by such Warrantholder in connection therewith;

g.             to consent to any change in or omission from the provisions contained in the Warrant Certificates and this Indenture or any ancillary or supplemental instrument which may be agreed to by the Corporation, and to authorize the Trustee to concur in and execute any ancillary or supplemental indenture embodying the change or omission;

h.             with the consent of the Corporation, such consent not to be unreasonably withheld, to remove the Trustee or its successor in office and to appoint a new trustee or trustees to take the place of the Trustee so removed; and

i.              to consent to any compromise or arrangement with any creditor or creditors or any class or classes of creditors, whether secured or otherwise, and with holders of any shares or other securities of the Corporation.

7.11                        Meaning of Extraordinary Resolution

a.             The expression “extraordinary resolution” when used in this Indenture means, subject as hereinafter provided in this Section 7.11 and in Section 7.14, a resolution proposed at a meeting of Warrantholders duly convened for that purpose and held in accordance with the provisions of this Article 7 at which there are present in person or by proxy Warrantholders entitled to acquire at least 25% of the aggregate number of Common Shares which may be acquired pursuant to all the then outstanding Warrants and passed by the affirmative votes of Warrantholders entitled to acquire not less than 66-2/3% of the aggregate number of Common Shares which may be acquired pursuant to all the then outstanding Warrants represented at the meeting and voted on the poll upon such resolution.

b.             If, at the meeting at which an extraordinary resolution is to be considered, Warrantholders entitled to acquire at least 25% of the aggregate number of Common Shares which may be acquired pursuant to all the then outstanding Warrants are not present in person or by proxy within thirty (30) minutes after the time appointed for the meeting, then the meeting, if convened by Warrantholders or on a Warrantholders’ Request, shall be dissolved; but in any other case it shall stand adjourned to such day, being not less than fifteen (15) or more than sixty (60) days later, and to such place and time as may be appointed by the chairman.  Not less than ten (10) days’ prior notice shall be given of the time and place of such adjourned meeting in the manner provided for in Section 10.2.  Such notice shall state that at the adjourned meeting the Warrantholders present in person or by proxy shall form a quorum but it shall not be necessary to set forth the purposes for which the meeting was originally called or any other particulars.  At the adjourned meeting the Warrantholders present in person or by proxy shall form a quorum and may transact the business for which the meeting was originally convened and a resolution proposed at such adjourned meeting and passed by the requisite vote as provided in subsection 7.11(a) shall be an extraordinary resolution within the meaning of this Indenture notwithstanding that Warrantholders entitled to acquire at least 25% of the aggregate number of Common Shares which may be acquired pursuant to all the then outstanding Warrants are not present in person or by proxy at such adjourned meeting.

c.             Votes on an extraordinary resolution shall always be given on a poll and no demand for a poll on an extraordinary resolution shall be necessary.

7.12                        Powers Cumulative

Any one or more of the powers or any combination of the powers in this Indenture stated to be exercisable by the Warrantholders by extraordinary resolution or otherwise may be exercised from time to time and the exercise of any one or more of such powers or any combination of powers from time to time shall not be deemed to exhaust the right of the Warrantholders to exercise such power or powers or combination of powers then or thereafter from time to time.

7.13                        Minutes

Minutes of all resolutions and proceedings at every meeting of Warrantholders shall be made and duly entered in books to be provided from time to time for that purpose by the Trustee at the expense of the Corporation, and any such minutes as aforesaid, if signed by the chairman or the secretary of the meeting at which such resolutions were passed or proceedings had shall be prima facie evidence of the matters therein stated and, until the contrary is proved, every such meeting in respect of the proceedings of which minutes shall have been made shall be deemed to have been duly convened and held, and all resolutions passed thereat or proceedings taken shall be deemed to have been duly passed and taken.

7.14                        Instruments in Writing

All actions which may be taken and all powers that may be exercised by the Warrantholders at a meeting held as provided in this Article 7 may also be taken and exercised by Warrantholders entitled to acquire at least 66-2/3% of the aggregate number of Common Shares which may be acquired pursuant to all the then outstanding Warrants by an instrument in writing signed in one or more counterparts by such Warrantholders in person or by attorney duly appointed in writing, and the expression “extraordinary resolution” when used in this Indenture shall include an instrument so signed.

7.15                        Binding Effect of Resolutions

Every resolution and every extraordinary resolution passed in accordance with the provisions of this Article 7 at a meeting of Warrantholders shall be binding upon all the Warrantholders, whether present at or absent from such meeting, and every instrument in writing signed by Warrantholders in accordance with Section 7.14 shall be binding upon all the Warrantholders, whether signatories thereto or not, and each and every Warrantholder and the Trustee (subject to the provisions for indemnity herein contained) shall be bound to give effect accordingly to every such resolution and instrument in writing.

7.16                        Holdings by Corporation Disregarded

In determining whether Warrantholders holding Warrant Certificates evidencing the entitlement to acquire the required number of Common Shares are present at a meeting of Warrantholders for the purpose of determining a quorum or have concurred in any consent, waiver, extraordinary resolution, Warrantholders’ Request or other action under this Indenture, Warrants owned legally or beneficially by the Corporation or any Subsidiary of the Corporation shall be disregarded in accordance with the provisions of Section 10.8.

ARTICLE 8
SUPPLEMENTAL INDENTURES

8.1                          Provision for Supplemental Indentures for Certain Purposes

From time to time the Corporation (when authorized by action of the directors) and the Trustee may, subject to the provisions hereof, and they shall, when so directed in accordance with the provisions hereof, execute and deliver by their proper officers, indentures or instruments supplemental hereto, which thereafter shall form part hereof, for any one or more or all of the following purposes:

a.             setting forth any adjustments resulting from the application of the provisions of Article 4;

b.             adding to the provisions hereof such additional covenants and enforcement provisions as, in the opinion of Counsel, are necessary or advisable in the premises, provided that the same are not in the opinion of the Trustee prejudicial to the interests of the Warrantholders;

c.             giving effect to any extraordinary resolution passed as provided in Article 7;

d.             making such provisions not inconsistent with this Indenture as may be necessary or desirable with respect to matters or questions arising hereunder or for the purpose of obtaining a listing or quotation of the Warrants on any stock exchange, provided that such provisions are not, in the opinion of the Trustee, prejudicial to the interests of the Warrantholders;

e.             adding to or altering the provisions hereof in respect of the transfer of Warrants, making provision for the exchange of Warrant Certificates, and making any modification in the form of the Warrant Certificates which does not affect the substance thereof;

f.              with the prior approval of the TSXV, modifying any of the provisions of this Indenture, including relieving the Corporation from any of the obligations, conditions or restrictions herein contained, provided that such modification or relief shall be or become operative or effective only if, in the opinion of the Trustee, such modification or relief in no way prejudices any of the rights of the Warrantholders or of the Trustee, and provided further that the Trustee may in its sole discretion decline to enter into any such supplemental indenture which in its opinion may not afford adequate protection to the Trustee when the same shall become operative; and

g.             for any other purpose not inconsistent with the terms of this Indenture, including the correction or rectification of any ambiguities, defective or inconsistent provisions, errors, mistakes or omissions herein, provided that in the opinion of the Trustee the rights of the Trustee and of the Warrantholders are in no way prejudiced thereby.

8.2                          Successor Corporations

In the case of the consolidation, amalgamation, arrangement, merger or transfer of the undertaking or assets of the Corporation as an entirety or substantially as an entirety to another Corporation (“successor corporation”), the successor corporation resulting from such consolidation, amalgamation, arrangement, merger or transfer (if not the Corporation) shall expressly assume, by supplemental indenture satisfactory in form to the Trustee and executed and delivered to the Trustee, the due and punctual performance and observance of each and every covenant and condition of this Indenture to be performed and observed by the Corporation.

ARTICLE 9
CONCERNING THE TRUSTEE

9.1                          Trust Indenture Legislation

a.             If and to the extent that any provision of this Indenture limits, qualifies or conflicts with a mandatory requirement of Applicable Legislation, such mandatory requirement shall prevail.

b.             The Corporation and the Trustee agree that each will, at all times in relation to this Indenture and any action to be taken hereunder, observe and comply with and be entitled to the benefits of Applicable Legislation.

9.2                          Rights and Duties of Trustee

a.             In the exercise of the rights and duties prescribed or conferred by the terms of this Indenture, the Trustee shall exercise that degree of care, diligence and skill that a reasonably prudent trustee would exercise in comparable circumstances.  No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own wilful misconduct or bad faith or any breach by it of its obligations or duties under the Indenture.

b.             The obligation of the Trustee to commence or continue any act, action or proceeding for the purpose of enforcing any rights of the Trustee or the Warrantholders hereunder shall be conditional upon the Warrantholders furnishing, when required by notice by the Trustee, sufficient funds to commence or to continue such act, action or proceeding and an indemnity reasonably satisfactory to the Trustee to protect and to hold harmless the Trustee against the costs, charges and expenses and liabilities to be incurred thereby and any loss and damage it may suffer by reason thereof.  None of the provisions contained in this Indenture shall require the Trustee to expend or to risk its own funds or otherwise to incur financial liability in the performance of any of its duties or in the exercise of any of its rights or powers unless indemnified as aforesaid.

c.             The Trustee may, before commencing or at any time during the continuance of any such act, action or proceeding, require the Warrantholders, at whose instance it is acting to deposit with the Trustee the Warrants held by them, for which Warrants the Trustee shall issue receipts.

d.             Every provision of this Indenture that by its terms relieves the Trustee of liability or entitles it to rely upon any evidence submitted to it is subject to the provisions of Applicable Legislation, of this Section 9.2 and of Section 9.3.

9.3                          Evidence, Experts and Advisers

a.             In addition to the reports, certificates, opinions and other evidence required by this Indenture, the Corporation shall furnish to the Trustee such additional evidence of compliance with any provision hereof, and in such form, as may be prescribed by Applicable Legislation or as the Trustee may reasonably require by written notice to the Corporation.

b.             In the exercise of its rights and duties hereunder, the Trustee may, if it is acting in good faith, rely as to the truth of the statements and the accuracy of the opinions expressed in statutory declarations, opinions, reports, written requests, consents, or orders of the Corporation, certificates of the Corporation or other evidence furnished to the Trustee pursuant to a request of the Trustee, provided that such evidence complies with Applicable Legislation and that the Trustee complies with Applicable Legislation and that the Trustee examines the same and determines that such evidence complies with the applicable requirements of this Indenture.

c.             Whenever it is provided in this Indenture or under Applicable Legislation that the Corporation shall deposit with the Trustee resolutions, certificates, reports, opinions, requests, orders or other documents, it is intended that the trust, accuracy and good faith on the effective date thereof and the facts and opinions stated in all such documents so deposited shall, in each and every such case, be conditions precedent to the right of the Corporation to have the Trustee take the action to be based thereon.

d.             Proof of the execution of an instrument in writing, including a Warrantholders’ Request, by any Warrantholder may be made by the certificate of a notary public, or other officer with similar powers, that the person signing such instrument acknowledged to it the execution thereof, or by an affidavit of a witness to such execution or in any other manner which the Trustee may consider adequate.

e.             The Trustee may employ or retain such Counsel, accountants, appraisers or other experts or advisers as it may reasonably require for the purpose of discharging its duties hereunder and may pay reasonable remuneration for all services so performed by any of them, without taxation of costs of any Counsel, and shall not be responsible for any misconduct or negligence on the part of any such experts or advisers who have been appointed with due care by the Trustee.

9.4                          Documents, Monies, etc. Held by Trustee

Any securities, documents of title or other instruments that may at any time be held by the Trustee subject to the trusts hereof may be placed in the deposit vaults of the Trustee or of any Canadian chartered bank listed in Schedule I to the Bank Act (Canada) or of any trust company registered to do business in Canada or deposited for safekeeping with any such bank or trust company.  Unless herein otherwise expressly provided, any monies so held pending the application or withdrawal thereof under any provisions of this Indenture upon the direction of the Corporation shall be or, with the consent of the Corporation may be: (i) deposited in the name of the Trustee in any Canadian chartered bank listed in Schedule I to the Bank Act (Canada) or any trust company registered to do business in Canada at the rate of interest (if any) then current on similar deposits; (ii) deposited in the deposit department of the Trustee; or (iii) invested in treasury bills or short term interest bearing or discounted obligations issued or guaranteed by the Government of Canada or a province thereof, of any Canadian chartered bank listed in Schedule I of the Bank Act (Canada) or of the Trustee, provided that the securities shall not have a maturity date of more than sixty (60) days from the date of such investment.  Unless the Corporation shall be in default hereunder or unless otherwise specifically provided herein, all interest or other income received by the Trustee in respect of such deposits and investments shall belong to the Corporation.

9.5                          Actions by Trustee to Protect Interest

The Trustee shall have power to institute and to maintain such actions and proceedings as it may consider necessary or expedient to preserve, protect or enforce its interests and the interests of the Warrantholders.

9.6                          Trustee Not Required to Give Security

The Trustee shall not be required to give any bond or security in respect of the execution of the trusts and powers of this Indenture or otherwise in respect of the premises.

9.7                                                                               Protection of Trustee

By way of supplement to the provisions of any law for the time being relating to trustees it is expressly declared and agreed as follows:

a.                                       the Trustee shall not be liable for or by reason of any statements of fact or recitals in this Indenture or in the Warrant Certificates (except the representation contained in Section 9.9 or in the certificate of the Trustee on the Warrant Certificates) or be required to verify the same, but all such statements or recitals are and shall be deemed to be made by the Corporation;

b.                                      nothing herein contained shall impose any obligation on the Trustee to see to or to require evidence of the registration or filing (or renewal thereof) of this Indenture or any instrument ancillary or supplemental hereto;

c.                                       the Trustee shall not be bound to give notice to any person or persons of the execution hereof;

d.                                      the Trustee shall not incur any liability or responsibility whatever or be in any way responsible for the consequence of any breach on the part of the Corporation of any of the covenants herein contained or of any acts of any directors, officers, employees, agents or servants of the Corporation; and

e.                                       the Corporation hereby indemnifies and agrees to hold harmless the Trustee from and against any and all liabilities, losses, damages, penalties, claims, actions, suits, costs, expenses and disbursements, including legal fees and disbursements of whatever kind and nature which may at any time be imposed on, incurred by or asserted against the Trustee, whether groundless or otherwise, arising from or out of any act, omission or error of the Trustee made in good faith in the conduct of its duties hereunder, provided that the Trustee has met the standard of care, diligence and skill provided for in subsection 9.2(a) and, provided further that, the Corporation shall not be required to indemnify the Trustee in the event of gross negligence, wilful misconduct, bad faith or breach of the obligations of the Trustee as provided in subsection 9.2(a), and this provision shall survive the resignation or removal of the Trustee or the termination or discharge of this Agreement.

9.8                                                                               Replacement of Trustee; Successor by Merger

a.                                       The Trustee may resign its trust and be discharged from all further duties and liabilities hereunder, subject to this Section 9.8, by giving to the Corporation not less than 90 days’ prior notice in writing or such shorter prior notice as the Corporation may accept as sufficient.  The Warrantholders by extraordinary resolution shall have power at any time to remove the existing Trustee and to appoint a new Trustee.  In the event of the Trustee resigning or being removed as aforesaid or being dissolved, becoming bankrupt, going into liquidation or otherwise becoming incapable of acting hereunder, the Corporation shall forthwith appoint a new trustee unless a new trustee has already been appointed by the Warrantholders; failing such appointment by the Corporation, the retiring Trustee or any Warrantholder may apply to a justice of the Court of Queen’s Bench of the Province of Alberta on such notice as such justice may direct, for the appointment of a new trustee; but any new trustee so appointed by the Corporation or by the Court shall be subject to removal as aforesaid by the Warrantholders.  Any new trustee appointed under any provision of this

Section 9.8 shall be a corporation authorized to carry on the business of a trust company in each of the provinces of Canada.  On any such appointment the new trustee shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named herein as Trustee hereunder.

b.                                      Upon the appointment of a successor trustee, the Corporation shall promptly notify the Warrantholders thereof in the manner provided for in Section 10.2.

c.                                       Any corporation into or with which the Trustee may be merged or consolidated or amalgamated, or any corporation resulting therefrom to which the Trustee shall be a party, or any corporation succeeding to the trust business of the Trustee shall be the successor to the Trustee hereunder without any further act on its part or any of the parties hereto, provided that such corporation would be eligible for appointment as a successor trustee under subsection 9.8(a).

d.                                      Any Warrant Certificates certified but not delivered by a predecessor trustee may be certified by the successor trustee in the name of the predecessor or successor trustee.

9.9                                                                               Conflict of Interest

a.                                       The Trustee represents to the Corporation that at the time of execution and delivery hereof no material conflict of interest exists between its role as a trustee hereunder and its role in any other capacity and agrees that in the event of a material conflict of interest arising hereafter it will, within 90 days after ascertaining that it has such material conflict of interest, either eliminate the same or assign its trust hereunder to a successor trustee approved by the Corporation and meeting the requirements set forth in subsection 9.8(a).  Notwithstanding the foregoing provisions of this subsection 9.9(a), if any such material conflict of interest exists or hereafter shall exist, the validity and enforceability of this Indenture and the Warrant Certificate shall not be affected in any manner whatsoever by reason thereof.

b.                                      Subject to subsection 9.9(a), the Trustee, in its personal or any other capacity, may buy, lend upon and deal in securities of the Corporation and generally may contract and enter into financial transactions with the Corporation or any Subsidiary of the Corporation without being liable to account for any profit made thereby.

9.10                                                                        Acceptance of Trust

The Trustee hereby accepts the trusts in this Indenture declared and provided for and agrees to perform the same upon the terms and conditions herein set forth.

9.11                                                                        Trustee Not to be Appointed Receiver

The Trustee and any person related to the Trustee shall not be appointed a receiver, a receiver and manager or liquidator of all or any part of the assets or undertaking of the Corporation.

9.12                                                                        Trustee Not Required to Give Notice of Default

The Trustee shall not be bound to give any notice or do or take any act, action or proceeding by virtue of the powers conferred on it hereby unless and until it shall have been required so to do under the terms hereof; nor shall the Trustee be required to take notice of any default hereunder, unless and until notified in writing of such default, which notice shall distinctly specify the default desired to be brought to the attention of the Trustee and in the absence of any such notice the Trustee may for all purposes of this Indenture conclusively assume that no default has been made in the observance or performance of any of the representations, warranties, covenants, agreements or conditions contained herein.  Any such notice shall in no way limit any discretion herein given to the Trustee to determine whether or not the Trustee shall take action with respect to any default.

ARTICLE 10
GENERAL

10.1                                                                        Notice to the Corporation and the Trustee

a.                                       Unless herein otherwise expressly provided, any notice to be given hereunder to the Corporation or the Trustee shall be deemed to be validly given if delivered, sent by registered letter, postage prepaid or telecopied:

If to the Corporation:

Challenger Energy Corp.
200, 744 – 4th Avenue S.W.
Calgary, Alberta
T2P 3N9

Attention: Chief Executive Officer
Facsimile: (403) 503-8811

If to the Trustee:

Olympia Trust Company
Suite 2300, 125-9 Avenue S.E.
Calgary, Alberta T2G 0P6

Attention: Manager, Corporate Trust Department
Facsimile: (403) 265-1455

and any such notice delivered in accordance with the foregoing shall be deemed to have been received on the date of delivery or, if mailed, on the fifth Business Day following the date of the postmark on such notice or, if telecopied, on the next Business Day following the date of transmission, provided that its contents are transmitted and received completely and accurately.

b.                                      The Corporation or the Trustee, as the case may be, may from time to time notify the other in the manner provided in subsection 10.1(a) of a change of address which, from the effective date of such notice and until changed by like notice, shall be the address of the Corporation or the Trustee, as the case may be, for all purposes of this Indenture.

c.                                       If, by reason of a strike, lockout or other work stoppage, actual or threatened, involving postal employees, any notice to be given to the Trustee or to the Corporation hereunder could reasonably be considered unlikely to reach its destination, such notice shall be valid and effective only if it is delivered to the named officer of the party to which it is addressed or, if it is delivered to such party at the appropriate address provided in subsection 10.1(a), by telecopy or other means of prepaid, transmitted and recorded communication.

10.2                                                                        Notice to Warrantholders

a.                                       Unless otherwise provided herein, notice to the Warrantholders under the provisions of this Indenture shall be valid and effective if delivered or sent by telecopy or by ordinary post addressed to such holders at their post office addresses appearing on the register hereinbefore mentioned and shall be deemed to have been effectively given on the date of delivery or, if mailed, on the fifth Business Day following the date of the postmark on such notice or, if telecopied, on the next Business Day following the date of transmission, provided that its contents are transmitted and received completely and accurately.

b.                                      If, by reason of a strike, lockout or other work stoppage, actual or threatened, involving postal employees, any notice to be given to the Warrantholders hereunder could reasonably be considered unlikely to reach its destination, such notice shall be valid and effective only if it is delivered personally to such Warrantholders or if delivered to the address for such Warrantholders contained in the register of Warrants maintained by the Trustee, by telecopy or other means of prepaid transmitted and recorded communication.

10.3                                                                        Ownership of Warrants

The Corporation and the Trustee may deem and treat the registered owner of any Warrants as the absolute owner thereof for all purposes, and the Corporation and the Trustee shall not be affected by any notice or knowledge to the contrary except where the Corporation or the Trustee is required to take notice by statute or by order of a court of competent jurisdiction.  A Warrantholder shall be entitled to the rights evidenced by its Warrant Certificate free from all equities or rights of set off or counterclaim between the Corporation and the original or any intermediate holder of the Warrants and all persons may act accordingly.  The receipt of any such Warrantholder for the Common Shares which may be acquired pursuant thereto, or the receipt of the amount payable to such Warrantholder upon the exercise of the repurchase right referred to in subsection 5.1 shall be a good discharge to the Corporation and the Trustee for the same and neither the Corporation nor the Trustee shall be bound to inquire into the title of any such holder except where the Corporation or the Trustee is required to take notice by statute or by order of a court of competent jurisdiction.

10.4                                                                        Evidence of Ownership

a.                                       Upon receipt of a certificate of any bank, trust company or other depositary satisfactory to the Trustee stating that the Warrants specified therein have been deposited by a named person with such bank, trust company or other depositary and will remain so deposited until the expiry of the period specified therein, the Corporation and the Trustee may treat the person so named as the owner, and such certificate as sufficient evidence of the ownership by such person of such Warrant during such period, for the purpose of any requisition, direction, consent, instrument or other document to be made, signed or given by the holder of the Warrant so deposited.

b.                                      The Corporation and the Trustee may accept as sufficient evidence of the fact and date of the signing of any requisition, direction, consent, instrument or other document by any person (i) the signature of any officer of any bank, trust company, or other depositary satisfactory to the

Trustee as witness of such execution, (ii) the certificate of any notary public or other officer authorized to take acknowledgements of deeds to be recorded at the place where such certificate is made that the person signing acknowledged to him the execution thereof, (iii) a statutory declaration of a witness of such execution, or (iv) any other documentation satisfactory to the Corporation and the Trustee.

10.5                                                                        Counterparts

This Indenture may be executed in several counterparts, each of which when so executed shall be deemed to be an original and such counterparts together shall constitute one and the same instrument and notwithstanding their date of execution they shall be deemed to be dated as of the date hereof.

10.6                                                                        Satisfaction and Discharge of Indenture

Upon the earlier of:

a.                                       the date by which there shall have been delivered to the Trustee for exercise or destruction all Warrant Certificates contemplated to be certified hereunder; or

b.                                      the Expiry Time;

and if all certificates representing Common Shares required to be issued in compliance with the provisions hereof have been issued and delivered hereunder or to the Trustee in accordance with such provisions and if all payments required to be made in accordance with such provisions have been made, this Indenture shall cease to be of further effect and the Trustee, on demand of and at the cost and expense of the Corporation and upon delivery to the Trustee of a certificate of the Corporation stating that all conditions precedent to the satisfaction and discharge of this Indenture have been complied with, shall execute proper instruments acknowledging satisfaction of and discharging this Indenture.  Notwithstanding the foregoing, the indemnities provided to the Trustee by the Corporation hereunder shall remain in full force and effect and survive the termination of this Indenture.

10.7                                                                        Provisions of Indenture and Warrants for the Sole Benefit of Parties and Warrantholders

Nothing in this Indenture or in the Warrant Certificates, expressed or implied, shall give or be construed to give to any person other than the parties hereto and the Warrantholders, as the case may be, any legal or equitable right, remedy or claim under this Indenture, or under any covenant or provision herein or therein contained, all such covenants and provisions being for the sole benefit of the parties hereto and the Warrantholders.

10.8                                                                        Common Shares or Warrants Owned by the Corporation or its Subsidiaries - Certificate to be Provided

For the purpose of disregarding any Warrants owned legally or beneficially by the Corporation or any Subsidiary of the Corporation in Section 7.16, the Corporation shall provide to the Trustee, from time to time, a certificate of the Corporation setting forth as at the date of such certificate:

a.                                       the names (other than the name of the Corporation) of the registered holders of Warrants which, to the knowledge of the Corporation, are owned by or held for the account of the Corporation or any Subsidiary of the Corporation; and

b.                                      the number of Warrants owned legally or beneficially by the Corporation or any Subsidiary of the Corporation;

and the Trustee, in making the computations in Section 7.16, shall be entitled to rely on such certificate without any additional evidence.

[THIS SPACE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF the parties hereto have executed this Indenture under their respective corporate seals and the hands of their proper officers in that behalf.

CHALLENGER ENERGY CORP.

Per:	(signed) “Manjeet Dhillon”
Per:	(signed) “Dan MacDonald”

OLYMPIA TRUST COMPANY

Per:	(signed) “Susan Mak”
Per:	(signed) “Dan Young”

THIS IS SCHEDULE “A” TO THE WARRANT INDENTURE MADE AS OF OCTOBER 2, 2008 BETWEEN CHALLENGER ENERGY CORP. AND OLYMPIA TRUST COMPANY AS TRUSTEE.

THE WARRANTS REPRESENTED BY THIS CERTIFICATE WILL BE VOID AND OF NO VALUE UNLESS EXERCISED BY 5:00 P.M. (CALGARY TIME) ON OR BEFORE OCTOBER 2, 2009.

[Include the legend set forth in subsection 2.5(b) of this Indenture, if required.]

Cusip. No. 15758N135

WARRANT CERTIFICATE

CHALLENGER ENERGY CORP.
(Incorporated under the laws of the Province of Alberta)

WARRANT CERTIFICATE NO.	WARRANTS, each entitling the holder to acquire, subject to adjustment, one Common Share at a price of $3.50 per share for each whole Warrant represented hereby.

THIS IS TO CERTIFY THAT [•]

(hereinafter referred to as the “holder”) is entitled to acquire in the manner and subject to the restrictions and adjustments set forth herein, at any time and from time to time until 5:00 p.m. (Calgary time) (the “Expiry Time”) on October 2, 2009 (the “Expiry Date”), one fully paid and non-assessable common share (“Common Share”) without nominal or par value of Challenger Energy Corp. (the “Corporation”), as such shares were constituted on October 2, 2008 at an exercise price of $3.50, subject to adjustment as described below (the “Exercise Price”) for each Common Share represented hereby.

The Warrants represented by this certificate are issued under and pursuant to a Warrant Indenture (hereinafter referred to as the “Indenture”) made as of October 2, 2008 between the Corporation and Olympia Trust Company (the “Trustee”).  Reference is made to the Indenture and any instruments supplemental thereto for a full description of the rights of the holders of the Warrants and the terms and conditions upon which the Warrants are, or are to be, issued and held, with the same effect as if the provisions of the Indenture and all instruments supplemental thereto were herein set forth.  By acceptance hereof, the holder assents to all provisions of the Indenture.  In the event of a conflict between the provisions of this Warrant Certificate and the Indenture, the provisions of the Indenture shall govern.  Capitalized terms used in the Indenture have the meaning herein as therein, unless otherwise defined.

The right to acquire Common Shares maybe exercised by the holder within the time set forth above by:

a.                                       duly completing and executing the Warrant Exercise Form attached hereto; and

b.                                      surrendering this Warrant Certificate to the Trustee together with a certified cheque payable to or to the order of the Trustee at par at the principal offices of the Trustee in the City of Calgary for the Exercise Price for the Common Shares subscribed for.

These Warrants shall be deemed to be surrendered only upon personal delivery hereof or, if sent by mail or other means of transmission, upon actual receipt thereof by the Trustee at either office referred to above.

Upon surrender of these Warrants, the person or persons in whose name or names the Common Shares issuable upon exercise of the Warrants are to be issued shall be deemed for all purposes (except as provided in the Indenture) to be the holder or holders of record of such Common Shares and the Corporation has covenanted that it will (subject to the provisions of the Indenture) cause the Trustee to mail or deliver a certificate or certificates representing such Common Shares the person or persons at the address or addresses specified in the Warrant Exercise Form within five (5) Business Days of the receipt of this Warrant Certificate, the Exercise Price and the Warrant Exercise Form duly completed.

The registered holder of these Warrants may acquire any lesser number of Common Shares than the number of Common Shares which may be acquired for the Warrants represented by this Warrant Certificate.  In such event, the holder shall be entitled to receive a new Warrant Certificate for the balance of the Common Shares which may be acquired.  Any fractional entitlements will be rounded down to the nearest whole number.

These Warrants and the Common Shares issuable upon exercise of the Warrants have not been and will not be registered under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”) or the securities laws of any state in the United States.  These Warrants may not be exercised in the United States or by or on behalf of a U.S. person unless an exemption is available from the registration requirements of the U.S. Securities Act and any applicable state securities laws, and the holder furnishes to the Corporation an opinion of counsel satisfactory to the Corporation to such effect; provided, however, that an accredited investor (as defined in Rule 501(a) under the U.S. Securities Act) that purchased these Warrants from the Corporation pursuant to Rule 506 under the U.S. Securities Act on its own behalf or on behalf of another accredited investor, or a qualified institutional buyer (as defined in Rule 144A under the U.S. Securities Act) (in each case, such other accredited investor being the “Original Beneficial Purchaser”), will not be required to deliver an opinion of counsel in connection with its exercise of these Warrants on its own behalf or on behalf of the Original Beneficial Purchaser at a time when it, and such Original Beneficial Purchaser, if any, are accredited investors.  The terms “United States” and “U.S. person” are as defined in Regulation S under the U.S. Securities Act.

In the event of any alteration of the Common Shares, including any subdivision, consolidation or reclassification, and in the event of any form of reorganization of the Corporation, including any amalgamation, merger or arrangement, an adjustment shall be made to the terms of the Warrants such that the holders of Warrants shall, upon exercise of the Warrants following the occurrence of any of those events, be entitled to receive the same number and kind of securities that they would have been entitled to receive had they exercised their Warrants immediately prior to the occurrence of those events, provided that no fractional shares will be issued.  The Indenture also provides that the exercise price per Common Share is subject to adjustment in certain events.

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The registered holder of this Warrant Certificate may, at any time prior to the Expiry Time, upon surrender hereof to the Trustee at its principal office in the City of Calgary, exchange this Warrant Certificate for other Warrant Certificates entitling the holder to acquire, in the aggregate, the same number of Common Shares as may be acquired under this Warrant Certificate.

The holding of the Warrants evidenced by this Warrant Certificate shall not constitute the holder hereof a shareholder of the Corporation or entitle the holder to any right or interest in respect thereof except as expressly provided in the Indenture and in this Warrant Certificate.

The Indenture provides that all holders of Warrants shall be bound by any resolution passed at a meeting of the holders held in accordance with the provisions of the Indenture and resolutions signed by the holders of Warrants entitled to acquire a specified majority of the Common Shares which may be acquired pursuant to all then outstanding Warrants.

The Warrants evidenced by this Warrant Certificate may be transferred on the register kept at the offices of the Trustee by the registered holder hereof or its legal representatives or its attorney duly appointed by an instrument in writing in form and execution satisfactory to the Trustee, upon compliance with the conditions prescribed in the Indenture and upon compliance with such reasonable requirements as the Trustee may prescribe.

This Warrant Certificate shall not be valid for any purpose whatever unless and until it has been certified by or on behalf of the Trustee.

Time shall be of the essence hereof.

IN WITNESS WHEREOF the Corporation has caused this Warrant Certificate to be signed by its duly authorized officer as of October 2, 2008.

CHALLENGER ENERGY CORP.

Per:

Certified by:

OLYMPIA TRUST COMPANY
Trustee

By:

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TRANSFER OF WARRANTS

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers to                                             [name and address of Transferee],                                                  [number of Warrants] Warrants of Challenger Energy Corp. registered in the name of the undersigned on the records of Olympia Trust Company represented by the Warrant Certificate attached and irrevocably appoints Olympia Trust Company the attorney of the undersigned to transfer the said securities on the books or register with full power of substitution.

DATED the	day of	, 200

Signature Guaranteed	(Signature of Warrantholder)

Name of Warrantholder

Address of Warrantholder

Instructions:

1.                                       Signature of the Warrantholder must be the signature of the person appearing on the face of this Warrant Certificate.

2.                                       If the Transfer Form is signed by a trustee, executor, administrator, curator, guardian, attorney, officer of a corporation or any person acting in a fiduciary or representative capacity, the certificate must be accompanied by evidence of authority to sign satisfactory to the Trustee and the Corporation.

3.                                       The signature on the Transfer Form must be guaranteed by a Schedule A major chartered bank/trust company, or a member of an acceptable Medallion Guarantee Program.  The guarantor must affix a stamp bearing the actual words “Signature Guaranteed”.  Please note signature guarantees are not accepted from Treasury Branches or Credit Unions unless they are members of the Stamp Medallion Program.  Please note that in the United States, signature guarantees must be done by members of the Medallion Signature Guarantee Program only.

4.                                       If the Warrant Certificate includes a restrictive legend relating to the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), this transfer form must be accompanied either (a) by a completed and executed declaration for removal of legend in the form attached as Exhibit A to the Warrant Certificate (or as otherwise prescribed by the Corporation), or (b) by an opinion of counsel to the effect that the transfer is in compliance with the requirements of the U.S. Securities Act and all applicable state securities laws, or other evidence thereof (which opinion or other evidence must be in form and substance satisfactory to the Corporation).  Warrantholders transferring Warrants pursuant to paragraph 4(b) should contact Challenger Energy Corp. in advance to determine whether any such opinion of counsel or other evidence of exemption will be satisfactory.

EXERCISE FORM

TO:	Challenger Energy Corp. (The “Corporation”)

AND TO:	Olympia Trust Company (The “Trustee”)

DELIVER TO:	Suite 2300, 125-9 Avenue S.E.
Calgary, Alberta
T2G 0P6

The undersigned hereby exercises the right to acquire Common Shares of Challenger Energy Corp. as constituted on October 2, 2008 (or such number of other securities or property to which such Warrants entitle the undersigned in lieu thereof or in addition thereto under the provisions of the Indenture referred to in the accompanying Warrant Certificate) in accordance with and subject to the provisions of such Indenture.

The Common Shares (or other securities or property) are to be issued as follows:

Name:
(print clearly)

Address in full:

Social Insurance Number:

Number of Common Shares:

Note: If further nominees intended, please attach (and initial) schedule giving these particulars.

The undersigned holder hereby represents, warrants and certifies as follows (check one and only one of the following boxes that is applicable):

A. ☐  The undersigned holder (i) at the time of exercise of these Warrants is not in the United States; (ii) is not a “U.S. person” as defined in Regulation S under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”) and is not exercising these Warrants on behalf of a “U.S. person,” or a person in the United States, and (iii) did not execute or deliver this Warrant Exercise Form in the United States.

B. ☐  The undersigned (i) originally purchased the Warrants on its own behalf or on behalf of a beneficial purchaser (a “Beneficial Purchaser”), either (A) directly from the Corporation pursuant to the Corporation’s offering of units comprised of Common Shares and Warrants at a time when the holder was and any Beneficial Purchaser was an accredited investor, as defined in Rule 501(a) under the U.S. Securities Act (“Accredited Investor”), or (B) from the agents named in the Corporation’s Canadian final prospectus dated November 24, 2004 or their U.S. affiliates at a time when the holder was and any Beneficial Purchaser was a qualified institutional buyer, as defined in Rule 144A under the U.S. Securities Act; (ii) is exercising the Warrants solely for its own account or for the account of the Beneficial Purchaser, if any, and not on behalf of any other person; and (iii) is, and the Beneficial Purchaser, if any, is, an Accredited Investor on the date hereof.

C. ☐  An exemption from registration under the U.S. Securities Act and any applicable state securities law is available, and attached hereto is an opinion of counsel to such effect, it being understood that any opinion of counsel tendered in connection with the exercise of the Warrants must be in form and substance satisfactory to the Corporation.

2

Dated this	day of	, 200

Signature Guaranteed	(Signature of Warrantholder)

Print full name

Print full address

Instructions:

1.                                       The registered holder may exercise its right to receive Common Shares by completing this form and surrendering this form and the Warrant Certificate representing the Warrants being exercised together with the exercise price to Olympia Trust Company at its principal offices at Suite 2300, 125-9 Avenue S.E., Calgary, Alberta T2G 0P6.  Certificates for Common Shares will be delivered or mailed within five (5) business days after the exercise of the Warrants.

2.                                       If the Warrant Exercise Form indicates that Common Shares are to be issued to a person or persons other than the registered holder of the Certificate the signature of such holder must be guaranteed by a Schedule A major chartered bank/trust company, or a member of an acceptable Medallion Guarantee Program.  The guarantor must affix a stamp bearing the actual words “Signature Guaranteed”.  Please note signature guarantees are not accepted from Treasury Branches or Credit Unions unless they are members of the Stamp Medallion Program.  Please note that in the United States, signature guarantees must be done by members of the Medallion Signature Guarantee Program only.

3.                                       If the Warrant Exercise Form is signed by a trustee, executor, administrator, curator, guardian, attorney, officer of a corporation or any person acting in a fiduciary or representative capacity, the certificate must be accompanied by evidence of authority to sign satisfactory to the Trustee and the Corporation.

4.                                       Certificates representing Common Shares will not be registered or delivered to an address in the United States unless Box B or Box C above is checked.

5.                                       If Box B or Box C above is checked, the certificate representing the Common Shares will bear a legend in the form set forth in the Indenture restricting transfer without registration under the U.S. Securities Act and applicable state securities laws unless an exemption from registration is available.

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EXHIBIT A

FORM OF DECLARATION FOR REMOVAL OF LEGEND

TO:                            Olympia Trust Company
                                                as registrar and transfer agent for Common Shares and Warrants of Challenger Energy Corp.

The undersigned (a) acknowledges that the sale of the securities of Challenger Energy Corp.(the “Corporation”) to which this declaration relates is being made in reliance on Rule 904 of Regulation S under the United States Securities Act of 1933, as amended (the “1933 Act”) and (b) certifies that (1) the undersigned is not an affiliate of the Corporation as that term is defined in Rule 405 under the 1933 Act, (2) the offer of such securities was not made to a person in the United States and either (A) at the time the buy order was originated, the buyer was outside the United States, or the seller and any person acting on its behalf reasonably believed that the buyer was outside the United States, or (B) the transaction was executed in, on or through the facilities of The Toronto Stock Exchange or the TSX Venture Exchange or any other designated offshore securities market as defined in Regulation S under the 1933 Act and neither the seller nor any person acting on its behalf knows that the transaction has been prearranged with a buyer in the United States, (3) neither the seller nor any affiliate of the seller nor any person acting on any of their behalf has engaged or will engage in any directed selling efforts in the United States in connection with the offer and sale of such securities, (4) the sale is bona fide and not for the purpose of “washing off” the resale restrictions imposed because the securities are “restricted securities” (as such term is defined in Rule 144(a)(3) under the 1933 Act), (5) the seller does not intend to replace the securities sold in reliance on Rule 904 of the 1933 Act with fungible unrestricted securities and (6) the contemplated sale is not a transaction, or part of a series of transactions which, although in technical compliance with Regulation S, is part of a plan or scheme to evade the registration provisions of the 1933 Act.  Terms used herein have the meanings given to them by Regulation S under the 1933 Act.

Dated:

Name of Seller

By:
Name:
Title: